                                                                    Exhibit 10.2

                              STANDARD OFFICE LEASE
                              ---------------------

         This Standard Office Lease ("Lease") is made and entered into as of the 1st day of November, 2000, by and between ARDEN REALTY LIMITED PARTNERSHIP, a Maryland limited partnership ("Landlord"), and NEWPORT CORPORATION, a Nevada corporation ("Tenant").

         Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises described as Suite Nos. 100 and 225, as designated on the plans attached hereto and incorporated herein as Exhibit "A" ("Premises"), of the project ("Project") whose address is 1821 E. Dyer Road, Santa Ana, California for the Term and upon the terms and conditions hereinafter set forth, and Landlord and Tenant hereby agree as follows:

                                 ARTICLE 1
                                 ---------
                             BASIC LEASE PROVISIONS
                             ----------------------

A. Term: The period from the Commencement Date through the Expiration Date.

   Commencement Date:              November 1, 2000.

   Expiration Date:                January 31, 2006 (subject to adjustment as
                                   provided in Article 2 below).

B. Square Footage:                 Approximately 65,255 rentable square feet on
                                   the first (1/st/) floor and 12,488 rentable square feet on the second (2/nd/) floor.

C. `Basic Rental:

                                                        Approximate Monthly
                         Annual            Monthly       Basic Rental Per
      Lease Year      Basic Rental       Basic Rental  Rentable Square Foot
      ----------     --------------      ------------  --------------------
          1          $  932,916.00       $77,743.00           $1.00
          2          $  960,903.48       $80,075.29           $1.03
          3          $  988,890.96       $82,407.58           $1.06
          4          $1,016,878.40       $84,739.87           $1.09
          5          $1,054,190.08       $87,849.59           $1.13

`*Commencing after expiration of the Abatement Period.

D. Intentionally Omitted

E. Tenant's Proportionate Share:      67.57%, based upon a total of 115,061
                                      rentable square feet in the Project.

F. Security Deposit:                  None.

G. Permitted Use:                     General office, research and development,
                                      and, subject to applicable laws as further provided in Article 7, manufacturing of fiber optical devices and equipment and any other legally permitted uses consistent with the quality of the Project as a first-class office and research and development project.

H. Brokers:                           CB Richard Ellis and Voit Commercial
                                      Brokerage.


                                                                 Initials:______
                                                                          ______

I. Parking Passes:                    Tenant shall have the use of four (4)
                                      parking passes for each 1,000 rentable
                                      square feet contained in the Premises,
                                      which equals three hundred ten (310)
                                      passes, of which 290 shall be unreserved and 20 shall be reserved, as provided in
                                      Article 23 hereof.

J. First Month's Rent:                The first full month's rent of $77,743.00
                                      and the first month's estimated Operating
                                      Costs of $18,787.89 shall be due and
                                      payable by Tenant to Landlord upon
                                      Tenant's execution of this Lease.

                                   ARTICLE 2
                                   ---------

                                 TERM/PREMISES
                                 -------------

         The Term of this Lease shall commence on the Commencement Date as set forth in Article 1.A. of the Basic Lease Provisions and shall end on the Expiration Date set forth in Article 1.A. of the Basic Lease Provisions. Notwithstanding the fact that the Commencement Date has occurred, Tenant shall not be responsible for the payment of Basic Rental during the period ("Abatement Period") from the Commencement Date until January 31, 2001 (as such date may be extended for Landlord Delays pursuant to Section 5.2 of the Tenant Work Letter). For purposes of this Lease, the term "Lease Year" shall mean each consecutive twelve (12) month period during the Lease Term, with the first Lease Year commencing on the day after the date of expiration of the Abatement Period; however, (a) if the date of expiration of the Abatement Period falls on a day other than the last day of a calendar month, the first Lease Year shall end on the last day of the eleventh (11th) month after the date of expiration of the Abatement Period and the second (2nd) and each succeeding Lease Year shall commence on the first day of the next calendar month, and (b) the last Lease Year shall end on the Expiration Date. As of the date of this Lease, the parties anticipate the date of expiration of the Abatement Period will be January 31, 2001. However, if the actual date of expiration of the Abatement Period is other than January 31, 2001, the Expiration Date shall be revised to be the date which is the fifth (5th) anniversary of the date of expiration of the Abatement Period; provided, however, that if the date of expiration of the Abatement Period is a date other than the last day of a month, the Expiration Date shall be the last day of the month which is sixty (60) months after the month in which the date of expiration of the Abatement Period falls, unless extended or earlier terminated pursuant to this Lease. Any such revision to the Expiration Date shall be memorialized in the Commencement Letter. If Landlord is unable to deliver possession of the Premises to Tenant on or before the anticipated date of expiration of the Abatement Period, Landlord shall not be subject to any liability for its failure to do so, and such failure shall not affect the validity of this Lease nor the obligations of Tenant hereunder. Landlord and Tenant hereby stipulate that the Premises contains the number of square feet specified in Article 1.B. of the Basic Lease Provisions. Landlord may deliver to Tenant a Commencement Letter in a form substantially similar to that attached hereto as Exhibit "C", which Tenant shall execute and return to Landlord within ten (10) days of receipt thereof. Failure of Tenant to timely execute and deliver the Commencement Letter shall constitute acknowledgment by Tenant that the statements included in such notice are true and correct, without exception.

                                   ARTICLE 3
                                   ---------

                                     RENTAL
                                     ------

         (a) Basic Rental. Commencing upon expiration of the Abatement Period,
             ------------
Tenant agrees to pay to Landlord during the Term hereof, at Landlord's office or to such other person or at such other place as directed from time to time by written notice to Tenant from Landlord, the initial monthly and annual sums as set forth in Article 1.C of the Basic Lease Provisions, payable in advance on the first day of each calendar month, without demand, setoff or deduction, and in the event this Lease commences or the date of expiration of this Lease occurs other than on the first day or last day of a calendar month, the rent for such month shall be prorated.

                                                                 Initials:______
                                                                          ______

Notwithstanding the foregoing, the first full month's rent and estimated Direct Costs shall be paid to Landlord in accordance with Article 1.J. of the Basic Lease Provisions.

         (b) Direct Costs. Tenant shall pay an additional sum throughout the
             ------------
Lease Term equal to the product of the amount set forth in Article 1.E. of the Basic Lease Provisions multiplied by the amount of "Direct Costs" (as defined hereinbelow). In the event either the Premises and/or the Project is expanded or reduced, then Tenant's Proportionate Share shall be appropriately adjusted, and as to the calendar year in which such change occurs, Tenant's Proportionate Share for such year shall be determined on the basis of the number of days during that particular calendar year that such Tenant's Proportionate Share was in effect. In the event this Lease shall terminate on any date other than the last day of a calendar year, the additional sum payable hereunder by Tenant during the calendar year in which this Lease terminates shall be prorated on the basis of the relationship which the number of days which have elapsed from the commencement of said calendar year to and including said date on which this Lease terminates bears to three hundred sixty-five (365). Any and all amounts due and payable by Tenant pursuant to Article 3(b),(c) and (d) hereof shall be deemed "Additional Rent" and Landlord shall be entitled to exercise the same rights and remedies upon default in these payments as Landlord is entitled to exercise with respect to defaults in monthly Basic Rental payments.

         (c) Definitions. As used herein the term "Direct Costs" shall mean the
             -----------
sum of the following:

             (i) "Tax Costs", which shall mean any and all real estate taxes and other similar charges on real property or improvements, assessments, water and sewer charges, and all other charges assessed, reassessed or levied upon the Project and appurtenances thereto and the parking or other facilities thereof, or the real property thereunder (collectively the "Real Property") or attributable thereto or on the rents, issues, profits or income received or derived therefrom which are assessed, reassessed or levied by the United States, the State of California or any local government authority or agency or any political subdivision thereof, and shall include Landlord's reasonable legal fees, costs and disbursements paid by Landlord in connection with proceedings for reduction of Tax Costs or any part thereof during the applicable calendar year; provided, however, if at any time after the date of this Lease the methods of taxation now prevailing shall be altered so that in lieu of or as a supplement to or a substitute for the whole or any part of any Tax Costs, there shall be assessed, reassessed or levied (a) a tax, assessment, reassessment, levy, imposition or charge wholly or partially as a net income, capital or franchise levy or otherwise on the rents, issues, profits or income derived therefrom, or (b) a tax, assessment, reassessment, levy (including but not limited to any municipal, state or federal levy), imposition or charge measured by or based in whole or in part upon the Real Property and imposed upon Landlord, or (c) a license fee measured by the rent payable under this Lease, then all such taxes, assessments, reassessments or levies or the part thereof so measured or based, shall be deemed to be included in the term "Direct Costs." Notwithstanding any contrary provisions of this Lease, Tax Costs shall specifically exclude all excess profit taxes, franchise taxes, gift taxes, capital stock taxes, inheritance taxes, estate taxes, excise taxes, sales or transactions taxes, federal and state income taxes, taxes applied or measured by Landlord's general or net income and any tax against the Premises that is paid by Tenant as a separate charge.

             (ii) "Operating Costs", which shall mean all costs and expenses incurred by Landlord in connection with the maintenance, operation, replacement, ownership and repair of the Project, the equipment, the intrabuilding network cable, adjacent walks, malls and landscaped and common areas and the parking structure, areas and facilities of the Project, including, but not limited to, salaries, wages, medical, surgical and general welfare benefits and pension payments, payroll taxes, fringe benefits, employment taxes, workers' compensation, uniforms and dry cleaning thereof for all persons who perform duties connected with the operation, maintenance and repair of the Project, its equipment, the intrabuilding network cable and the adjacent walks and landscaped areas, including janitorial, gardening, security, parking, operating engineer, elevator, painting, plumbing, electrical, carpentry, heating, ventilation, air conditioning, window washing, hired services, a reasonable allowance for depreciation of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Project, accountant's fees incurred in the preparation of rent adjustment statements, legal fees, real estate

                                                                 Initials:______
                                                                          ______
tax consulting fees, personal property taxes on property used in the maintenance and operation of the Project, fees, costs, expenses or dues payable pursuant to the terms of any covenants, conditions or restrictions or owners' association pertaining to the Project, capital expenditures incurred that are reasonably expected to effect economies of operation of, or stability of services to, the Project and capital expenditures required by government regulations, laws, or ordinances including, but not limited to the Americans with Disabilities Act; costs incurred (capital or otherwise) on a regular recurring basis every three
(3) or more years for certain maintenance projects (e.g., parking lot slurry coat or replacement of lobby and elevator cab carpeting); the cost of all charges for electricity, gas, water and other utilities furnished to the Project, including any taxes thereon; the cost of all charges for fire and extended coverage, liability and all other insurance for the Project carried by Landlord; the cost of all building and cleaning supplies and materials; the cost of all charges for cleaning, maintenance and service contracts and other services with independent contractors and administration fees; a property management fee (which fee shall be competitive with the fee charged by comparable buildings in the vicinity of the Project for comparable quality and level of services, and may be imputed if Landlord has internalized management or otherwise acts as its own property manager) and license, permit and inspection fees relating to the Project. All permitted capital expenditures shall be amortized over their useful life as reasonably determined by Landlord. In the event, during any calendar year, the Project is less than ninety-five percent (95%) occupied at all times, Operating Costs shall be adjusted to reflect the Operating Costs of the Project as though ninety-five percent (95%) were occupied at all times, and the increase or decrease in the sums owed hereunder shall be based upon such Operating Costs as so adjusted. Notwithstanding anything to the contrary contained herein, Operating Costs shall not include costs incurred by Landlord to repair and/or maintain the foundation and walls (exterior and interior) of the Project or the roof structure of the Project. Further, during the first twelve (12) months of the Lease Term (commencing as of the Commencement Date), Operating Costs shall not include costs incurred by Landlord to repair and/or maintain the roof membrane of the Project or the heating, ventilating and air conditioning units installed at the Project as of the date of this Lease.

                   Notwithstanding anything above to the contrary, Operating Costs shall not include (1) the cost of providing any service directly to and paid directly by any tenant (outside of such tenant's Direct Cost payments); (2) the cost of any items for which Landlord is reimbursed by insurance proceeds, condemnation awards, a tenant of the Project, or otherwise to the extent so reimbursed; (3) any real estate brokerage commissions or other costs incurred in procuring tenants, or any fee in lieu of commission; (4) amortization of principal and interest on mortgages or ground lease payments (if any); (5) costs of items considered capital repairs, replacements, improvements and equipment under generally accepted accounting principles consistently applied except as expressly included in Operating Costs pursuant to the definition above; (6) costs incurred by Landlord due to the violation by Landlord or any tenant of the terms and conditions of any lease of space in the Project or the violation of any law, code, regulation, ordinance or the like; (7) Landlord's general corporate overhead and general administrative expenses; (8) any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord (other than in the parking facility for the Project); (9) costs incurred in connection with upgrading the Project to comply with disability, life, seismic, fire and safety codes, ordinances, statutes, or other laws in effect prior to the Commencement Date, including, without limitation, the Americans with Disabilities Act ("ADA"), including penalties or damages incurred due to such non-compliance; (10) bad debt expenses and interest, principal, points and fees on debts (except in connection with the financing of items which may be included in Operating Costs) or amortization on any ground lease, mortgage or mortgages or any other debt instrument encumbering the Project (including the land on which the Project is situated); (11) marketing costs, including leasing commissions, attorneys' fees in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases, subleases and/or assignments, space planning costs, and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants of the Project, including attorneys' fees and other costs and expenditures incurred in connection with disputes with present or prospective tenants or other occupants of the Project; (12) real estate brokers' leasing commissions; (13) costs, including permit, license and inspection costs, incurred with respect to the installation of other tenants' or occupants' improvements made for tenants or other occupants in the Project or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants in the Project; (14) any costs expressly excluded from Operating Costs

                                                                 Initials:______
                                                                          ______
elsewhere in this Lease; (15) costs of any items (including, but not limited to, costs incurred by Landlord for the repair of damage to the Project) to the extent Landlord receives reimbursement from insurance proceeds or from a third party (except that any deductible amount under any insurance policy shall be included within Operating Costs); (16) rentals and other related expenses for leasing an HVAC system, elevators, or other items (except when needed in connection with normal repairs and maintenance of the Project) which if purchased, rather than rented, would constitute a capital improvement not included in Operating Costs pursuant to this Lease; (17) depreciation, amortization and interest payments, except as specifically included in Operating Costs pursuant to the terms of this Lease and except on materials, tools, supplies and vendor-type equipment purchased by Landlord to enable Landlord to supply services Landlord might otherwise contract for with a third party, where such depreciation, amortization and interest payments would otherwise have been included in the charge for such third party's services, all as determined in accordance with generally accepted accounting principles, consistently applied, and when depreciation or amortization is permitted or required, the item shall be amortized over its reasonably anticipated useful life; (18) costs incurred by Landlord for alterations (including structural additions), repairs, equipment and tools which are of a capital nature and/or which are considered capital improvements or replacements under generally accepted accounting principles, consistently applied, except as specifically included in Operating Costs pursuant to the terms of this Lease; (19) expenses in connection with services or other benefits which are not offered to Tenant or for which Tenant is charged for directly but which are provided to another tenant or occupant of the Project, without charge; (20) electric power costs or other utility costs for which any tenant directly contracts with the local public service company; (21) costs incurred in connection with the operation of retail stores selling merchandise and restaurants in the Project to the extent such costs are in excess of the costs Landlord reasonably estimates would have been incurred had such space been used for general office use; (22) costs (including in connection therewith all attorneys' fees and costs of settlement, judgments and/or payments in lieu thereof) arising from claims, disputes or potential disputes in connection with potential or actual claims litigation or arbitrations pertaining to Landlord and/or the Project, other than such claims or disputes respecting any services or equipment used in the operation of the Building by Landlord;
(23) costs associated with the operation of the business of the partnership which constitutes Landlord as the same are distinguished from the costs of operation of the Project; (24) costs incurred in connection with the original construction of the Project; (25) costs of correcting defects in or inadequacy of the initial design or construction of the Project; and (26) costs incurred to remove, remedy, contain, or treat any Hazardous Material.

                   It is understood that Operating Costs shall be reduced by all cash discounts, trade discounts, or quantity discounts received by Landlord or Landlord's managing agent in the purchase of any goods, utilities, or services in connection with the operation of the Project. Landlord shall make payments for goods, utilities and services in a timely manner. Landlord agrees to keep records of Operating Costs in accordance with a system of accounts and accounting practices consistently maintained on a year-to-year basis.

         (d) Determination of Payment.
             ------------------------

             (i) Landlord shall give Tenant a yearly expense estimate statement (the "Estimate Statement") which shall set forth Landlord's reasonable estimate (the "Estimate") of what the total amount of Direct Costs for the then-current calendar year shall be (the "Estimated Direct Costs"). The failure of Landlord to timely furnish the Estimate Statement for any calendar year shall not preclude Landlord from enforcing its rights to collect any Estimated Direct Costs under this Article 3. Tenant shall pay, with its next installment of Monthly Basic Rental due, a fraction of the Estimated Direct Costs for the then-current calendar year (reduced by any amounts paid pursuant to the last sentence of this Section 3(d)(i)). Such fraction shall have as its numerator the number of months which have elapsed in such current calendar year to the month of such payment, both months inclusive, and shall have twelve (12) as its denominator. Until a new Estimate Statement is furnished, Tenant shall pay monthly, with the monthly Basic Rental installments, an amount equal to one-twelfth (1/12) of the total Estimated Direct Costs set forth in the previous Estimate Statement delivered by Landlord to Tenant.

             (ii) In addition, Landlord shall endeavor to give to Tenant on or before the first day of April following the end of each calendar year, a statement (the "Statement") which

                                                                 Initials:______
                                                                          ______
shall state the Direct Costs incurred or accrued for such preceding calendar year. Upon receipt of the Statement for each calendar year during the Term, if amounts paid by Tenant as Estimated Direct Costs are less than Tenant's actual Proportionate Share of Direct Costs as specified on the Statement, Tenant shall pay, with its next installment of monthly Basic Rental due, the full amount of Tenant's actual Proportionate Share of Direct Costs for such calendar year, less the amounts, if any, paid during such calendar year as Estimated Direct Costs. If, however, the Statement indicates that amounts paid by Tenant as Estimated Direct Costs are greater than Tenant's actual Proportionate Share of Direct Costs as specified on the Statement, such overpayment shall be credited against Tenant's next installments of Estimated Direct Costs. The failure of Landlord to timely furnish the Statement for any calendar year shall not prejudice Landlord from enforcing its rights under this Article 3. Even though the Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant's Proportionate Share of the Direct Costs for the calendar year in which this Lease terminates, and if the amounts paid by Tenant as Estimated Direct Costs are less than Tenant's actual Proportionate Share of Direct Costs reflected by the Statement, Tenant shall, within thirty (30) days after delivery of the Statement, pay to Landlord an amount as calculated pursuant to the provisions of this Article 3(d). However, if Tenant has paid more in Estimated Direct Costs than the actual amount of Tenant's Proportionate Share of Direct Costs for the calendar year in which this Lease terminates, Landlord shall refund such overpayment to Tenant within thirty (30) days after the date of the Statement. The provisions of this Section 3(d)(ii) shall survive the expiration or earlier termination of the Term.

             (iii) Within eighteen (18) months after receipt of a Statement by Tenant ("Review Period"), if Tenant disputes the amount set forth in the Statement, Tenant's employees or an independent certified public accountant (which accountant is a member of a nationally or regionally recognized accounting firm and is hired on a non-contingency fee basis), designated by Tenant, may, after reasonable notice to Landlord and at reasonable times, inspect Landlord's records at Landlord's offices, provided that Tenant is not then in default after expiration of all applicable notice and cure periods of any obligation under this Lease (including, but not limited to, the payment of the amount in dispute) and provided further that Tenant and such accountant or representative shall, and each of them shall use their commercially reasonable efforts to cause their respective agents and employees to, maintain all information contained in Landlord's records in strict confidence. Notwithstanding the foregoing, Tenant shall only have the right to review Landlord's records one (1) time during any twelve (12) month period. Tenant's failure to dispute the amounts set forth in any Statement within the Review Period shall be deemed to be Tenant's approval of such Statement and Tenant, thereafter, waives the right or ability to dispute the amounts set forth in such Statement. If after such inspection, but within thirty (30) days after the Review Period, Tenant notifies Landlord in writing that Tenant still disputes such amounts, a certification as to the proper amount shall be made in accordance with Landlord's standard accounting practices, at Tenant's expense, by an independent certified public accountant selected by Landlord and Tenant in good faith and who is a member of a nationally or regionally recognized accounting firm, which certification shall be binding upon Landlord and Tenant. Landlord shall cooperate in good faith with Tenant and the accountant to show Tenant and the accountant the information upon which the certification is to be based. However, if such certification by the accountant proves that the Direct Costs set forth in the Statement were overstated by more than five percent (5%), then the cost of the accountant and the cost of such certification shall be paid for by Landlord. Promptly following the parties' receipt of such certification, the parties shall make such appropriate payments or reimbursements, as the case may be, to each other, as are determined to be owing pursuant to such certification. Tenant agrees that this section shall be the sole method to be used by Tenant to dispute the amount of any Direct Costs payable by Tenant pursuant to the terms of this Lease, and Tenant hereby waives any other rights at law or in equity relating thereto.

             (iv) If the Project is a part of a multi-building development, those Direct Costs attributable to such development as a whole (and not attributable solely to any individual building therein) shall be allocated by Landlord to the Project and to the other buildings within such development on an equitable basis.

                                                                 Initials:______
                                                                          ______

                                   ARTICLE 4
                                   ---------

                             INTENTIONALLY OMITTED
                             ---------------------

                                   ARTICLE 5
                                   --------

                                 HOLDING OVER
                                 ------------

         Should Tenant, without Landlord's written consent, hold over after termination of this Lease, Tenant shall become a tenant from month to month, only upon each and all of the terms herein provided as may be applicable to a month to month tenancy and any such holding over shall not constitute an extension of this Lease. During such holding over, Tenant shall pay in advance, monthly, Basic Rental at one hundred fifty percent (150%) of the rate in effect for the last month of the Term of this Lease, in addition to, and not in lieu of, all other payments required to be made by Tenant hereunder including but not limited to Tenant's Proportionate Share of Direct Costs. Nothing contained in this Article 5 shall be construed as consent by Landlord to any holding over of the Premises by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or earlier termination of the Term. If Landlord provides Tenant with at least sixty (60) days prior written notice that Landlord has a signed proposal or lease from a succeeding tenant to lease the Premises, and if Tenant fails to surrender the Premises upon the later of (i) the date of expiration of such sixty (60) day period, or (ii) the date of expiration or termination of this Lease, Tenant agrees to indemnify, defend and hold Landlord harmless from all costs, loss, expense or liability, actually paid by or awarded against Landlord, including without limitation, claims made by any succeeding tenant and real estate brokers claims and attorney's fees and costs.

                                   ARTICLE 6
                                   ---------

                            PERSONAL PROPERTY TAXES
                            -----------------------

         Tenant shall pay, prior to delinquency, all taxes assessed against or levied upon trade fixtures, furnishings, equipment and all other personal property of Tenant located in the Premises. In the event any or all of Tenant's trade fixtures, furnishings, equipment and other personal property shall be assessed and taxed with property of Landlord, or if the cost or value of any leasehold improvements in the Premises exceeds the cost or value of a Project-standard buildout as reasonably determined by Landlord and if the tax bill or other evidence from the tax assessor's office indicates that real property taxes for the Project are increased as a result of the circumstances so created by Tenant, Tenant shall pay to Landlord its share of such taxes within ten (10) days after delivery to Tenant by Landlord of a statement in writing specifically setting forth the amount of such taxes applicable to Tenant's property or above-standard improvements. Tenant shall assume and pay to Landlord at the time of paying Basic Rental any excise, sales, use, rent, occupancy, garage, parking, gross receipts or other taxes (other than net income taxes) which may be imposed on or on account of letting of the Premises or the payment of Basic Rental or any other sums due or payable hereunder, and which Landlord may be required to pay or collect under any law now in effect or hereafter enacted. Tenant shall pay directly to the party or entity entitled thereto all business license fees, gross receipts taxes and similar taxes and impositions which may from time to time be assessed against or levied upon Tenant, as and when the same become due and before delinquency. Notwithstanding anything to the contrary contained herein, any sums payable by Tenant under this Article 6 shall not be included in the computation of "Tax Costs."

                                   ARTICLE 7
                                   ---------

                                      USE
                                      ---

         Tenant shall use and occupy the Premises only for the use set forth in
Article 1.G. of the Basic Lease Provisions and shall not use or occupy the Premises or permit the same to be used or occupied for any other purpose without the prior written consent of Landlord, which consent may be given or withheld in Landlord's sole and absolute discretion, and Tenant agrees that it will use the Premises in such a manner so as not to interfere with or infringe the rights of other tenants in the Project. Tenant shall, at its sole cost and expense, promptly determine which laws,

                                                                 Initials:______
                                                                          ______
statutes, ordinances and governmental regulations or requirements are in force or which may hereafter be in force relating to or affecting (i) the condition, use or occupancy of the Premises or the Project excluding structural changes to the Project not related to Tenant's particular use of the Premises, and (ii) improvements installed or constructed in the Premises by or for the benefit of Tenant, and Tenant shall comply with all such applicable laws throughout the Lease Term. Tenant shall not do or permit to be done anything which would invalidate or increase the cost of any fire and extended coverage insurance policy covering the Project and/or the property located therein and Tenant shall comply with all rules, orders, regulations and requirements of any organization which sets out standards, requirements or recommendations commonly referred to by major fire insurance underwriters. Tenant shall promptly upon demand reimburse Landlord for any additional premium charges for any such insurance policy assessed or increased by reason of Tenant's failure to comply with the provisions of this Article.

                                   ARTICLE 8
                                   ---------

                             CONDITION OF PREMISES
                             ---------------------

         The Premises shall be initially improved as provided in, and subject to, the Tenant Work Letter attached hereto as Exhibit "D" and made a part hereof. The existing leasehold improvements in the Premises as of the date of this Lease, together with the Improvements (as defined in the Tenant Work Letter) may be collectively referred to herein as the "Tenant Improvements." The taking of possession of the Premises by Tenant shall conclusively establish that the Premises and the Project were at such time in satisfactory condition, subject to "punch-list" items and latent defects. Tenant hereby waives subsection 1 of Section 1932 and Sections 1941 and 1942 of the Civil Code of California or any successor provision of law.

         Landlord reserves the right from time to time, but subject to payment by and/or reimbursement from Tenant as otherwise provided herein: (i) to install, use, maintain, repair, replace and relocate for service to the Premises and/or other parts of the Project pipes, ducts, conduits, wires, appurtenant fixtures, and mechanical systems, wherever located in the Premises or the Project, (ii) to alter, close or relocate any facility in the Premises or the Common Areas or otherwise conduct any of the above activities for the purpose of complying with a general plan for fire/life safety for the Project or otherwise and (iii) to comply with any federal, state or local law, rule or order with respect thereto or the regulation thereof not currently in effect. Landlord shall attempt to perform any such work with the least inconvenience to Tenant as possible, but in no event shall Tenant be permitted to withhold or reduce Basic Rental or other charges due hereunder as a result of same, make any claim for constructive eviction or otherwise make claim against Landlord for interruption or interference with Tenant's business and/or operations.

                                   ARTICLE 9
                                   ---------

                            REPAIRS AND ALTERATIONS
                            -----------------------

         Landlord shall maintain the structural portions of the Project including the foundation, floor/ceiling slabs, roof, curtain wall, exterior glass, columns, beams, shafts, stairs, stairwells, elevator cabs and common areas and shall also maintain and repair the basic mechanical, electrical, lifesafety, plumbing, sprinkler systems and heating, ventilating and air-conditioning systems (provided, however, that Landlord's obligation with respect to any such systems shall be to repair and maintain those portions of the systems located in the core of the Project or in other areas outside of the Premises, but Tenant shall be responsible to repair and maintain any distribution of such systems throughout the Premises). Notwithstanding anything to the contrary contained herein, Landlord shall, at its sole cost and expense and not as an Operating Cost hereunder, repair and/or maintain the following structural systems of the Project: (a) foundation and walls (exterior and interior); (b) roof structure; (c) roof membrane (for the first twelve (12) months of the Lease Term only (i.e., the first twelve (12) months after the Commencement Date)); (d) the existing heating, ventilating and air conditioning units (also for the first twelve (12) months of the Lease Term only (i.e., the first twelve (12) months after the Commencement Date)). After the twelve (12) month periods specified in the immediately preceding sentence, Landlord shall continue to maintain and repair such items; however, the cost of such maintenance and repairs shall be included in Operating Costs. Notwithstanding any provision set forth in this Article 9 to the contrary, if Tenant provides written notice to Landlord of an event or

                                                                 Initials:______
                                                                          ______
circumstance which requires the action of Landlord with respect to repair and/or maintenance of the Premises only (and not any other portion of the Project), and Landlord fails to provide such action within a reasonable period of time, given the circumstances, after the receipt of such notice, but in no event earlier than thirty (30) days after Landlord's receipt of such notice, then Tenant may proceed to take the required action upon delivery of an additional ten (10) business days notice to Landlord specifying that Tenant is taking such required action, and if such action was required under the terms of the Lease to be taken by Landlord and was not taken by Landlord within such ten (10) business day period, then Tenant shall be entitled to prompt reimbursement by Landlord of Tenant's actual and reasonable costs in taking such action. In the event Tenant takes such action, and such work will affect the Project systems or the structural integrity of the Project, Tenant shall use only those contractors used by Landlord in the Project for work on such Project systems or structure unless such contractors are unwilling or unable to perform, or timely perform, such work, in which event Tenant may utilize the services of any other qualified contractor which normally and regularly performs similar work in first-class office buildings. Except as expressly provided as Landlord's obligation in this
Article 9, Tenant shall keep the Premises in good condition and repair. All damage or injury to the Premises or the Project resulting from the negligence of Tenant, its employees, agents or visitors, guests, invitees or licensees or by the use of the Premises shall be promptly repaired by Tenant, at its sole cost and expense, to the reasonable satisfaction of Landlord; provided, however, that for damage to the Project as a result of casualty or for any repairs that may impact the mechanical, electrical, plumbing, heating, ventilation or air-conditioning systems of the Project, Landlord shall have the right (but not the obligation) to select the contractor and oversee all such repairs. Landlord may make any repairs which are not promptly made by Tenant after Tenant's receipt of written notice and the reasonable opportunity of Tenant to make said repair within thirty (30) days from receipt of said written notice, and charge Tenant for the cost thereof, which cost shall be paid by Tenant within ten (10) days from invoice from Landlord. Tenant shall be responsible for the design and function of all non-standard improvements of the Premises, whether or not installed by Landlord at Tenant's request. Tenant waives all rights to make repairs at the expense of Landlord, or to deduct the cost thereof from the rent. Tenant shall make no alterations, changes or additions in or to the Premises (collectively, "Alterations") without Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, and then only by contractors or mechanics approved by Landlord in writing and upon the approval by Landlord in writing of fully detailed and dimensioned plans and specifications (if applicable) pertaining to the Alterations in question, to be prepared and submitted by Tenant at its sole cost and expense. Notwithstanding anything to the contrary contained herein, Tenant may make strictly cosmetic changes to the finish work in the Premises (the "Cosmetic Alterations"), without Landlord's consent, provided that the aggregate cost of any such alterations does not exceed One Hundred Thousand Dollars ($100,000) in any twelve (12) month period, and further provided that such alterations do not (i) require any structural or other substantial modifications to the Premises, (ii) require any changes to, nor adversely affect, the systems and equipment of the Project, and
(iii) affect the exterior appearance of the Project. Tenant shall give Landlord at least thirty (30) days prior notice of such Cosmetic Alterations, which notice shall be accompanied by reasonably adequate evidence that such changes meet the criteria contained in this Article 9. Tenant shall at its sole cost and expense obtain all necessary approvals and permits pertaining to any Alterations. Tenant shall construct such Alterations in a good and workmanlike manner, in conformance with all applicable federal, state, county and municipal laws, rules and regulations, pursuant to a valid building permit, and in conformance with Landlord's construction rules and regulations. If Landlord, in approving any Alterations, specifies a commencement date therefor, Tenant shall not commence any work with respect to such Alterations prior to such date. Tenant hereby indemnifies, defends and agrees to hold Landlord free and harmless from all liens and claims of lien, and all other liability, claims and demands arising out of any work done or material supplied to the Premises by or at the request of Tenant in connection with any Alterations. Prior to the commencement of any Alterations, Tenant shall provide Landlord with evidence that Tenant carries "Builder's All Risk" insurance in an amount reasonably approved by Landlord covering the construction of such Alterations, and such other insurance as Landlord may reasonably require, it being understood that all such Alterations shall be insured by Tenant pursuant to Article 14 of this Lease immediately upon completion thereof. If permitted Alterations are made, they shall be made at Tenant's sole cost and expense and shall be and become the property of Landlord, except that Landlord may, by written notice to Tenant given at the time of Tenant's request for consent to such Alterations (provided Tenant requests that Landlord make such a determination at the time of Tenant's request for consent), require Tenant

                                                                 Initials:______
                                                                          ______
at Tenant's expense to remove all partitions, counters, railings and other Alterations installed by Tenant, and to repair any damages to the Premises caused by such removal. However, nothing contained herein is in intended to, nor shall, provide Landlord with an ownership interest in any of Tenant's trade fixtures, equipment and other personal property and Tenant shall be entitled to remove such items from the Premises at any time during the Lease Term (and shall be required to remove such items upon the expiration or earlier termination of this Lease as provided in Section 29(b) below) provided that Tenant shall repair any damage to the Premises resulting from such removal. Any and all costs attributable to or related to the applicable building codes of the city in which the Project is located (or any other authority having jurisdiction over the Project) arising from Tenant's plans, specifications, improvements, alterations or otherwise shall be paid by Tenant at its sole cost and expense. With regard to repairs, Alterations or any other work arising from or related to this
Article 9, Landlord shall be entitled to receive an administrative/supervision fee (which fee shall not exceed three percent (3%) of the cost of the work). The construction of initial improvements to the Premises shall be governed by the terms of the Tenant Work Letter and not the terms of this Article 9.

                                  ARTICLE 10
                                  ----------

                                     LIENS
                                     -----

         Tenant shall keep the Premises and the Project free from any mechanics' liens, vendors liens or any other liens arising out of any work performed, materials furnished or obligations incurred by Tenant, and agrees to defend, indemnify and hold harmless Landlord from and against any such lien or claim or action thereon, together with costs of suit and reasonable attorneys' fees incurred by Landlord in connection with any such claim or action. Before commencing any work of alteration, addition or improvement to the Premises, Tenant shall give Landlord at least ten (10) business days' written notice of the proposed commencement of such work (to afford Landlord an opportunity to post appropriate notices of non-responsibility). In the event that there shall be recorded against the Premises or the Project or the property of which the Premises is a part any claim or lien arising out of any such work performed, materials furnished or obligations incurred by Tenant and such claim or lien shall not be removed or discharged by bond or otherwise within ten (10) business days after written notice from Landlord to Tenant, Landlord shall have the right but not the obligation, upon a second (2/nd/) written notice to Tenant and the expiration of another five (5) business day cure period, to pay and discharge said lien without regard to whether such lien shall be lawful or correct or to require that Tenant deposit with Landlord in cash, lawful money of the United States, one hundred fifty percent (150%) of the amount of such claim, which sum may be retained by Landlord until such claim shall have been removed of record or until judgment shall have been rendered on such claim and such judgment shall have become final, at which time Landlord shall have the right to apply such deposit in discharge of the judgment on said claim and any actual and reasonable costs, including reasonable attorneys' fees and costs incurred by Landlord, and shall remit the balance thereof to Tenant.

                                  ARTICLE 11
                                  ----------

                               PROJECT SERVICES
                               ----------------

         (a) Landlord agrees to furnish to the Premises, at a cost to be included in Operating Costs, from 8:00 a.m. to 6:00 p.m. Mondays through Fridays and 9:00 a.m. to 1:00 p.m. on Saturdays, excepting local and national holidays, air conditioning and heat all in such reasonable quantities as is reasonably necessary for the comfortable occupancy of the Premises. In addition, Landlord shall provide electric current for normal lighting and normal office machines; such electricity shall be separately metered (which meters shall be installed at Landlord's sole cost and expense) and Tenant shall make payment directly to the entity providing such electricity. Furthermore, Landlord shall provide, on a twenty-four (24) hours per day seven (7) days per week basis, elevator service and water on the same floors as the Premises for lavatory and drinking purposes. Tenant shall be responsible for employing a janitorial and maintenance service for the Premises, which contractor shall provide services five (5) days per week and shall be reasonably approved by Landlord, and Tenant hereby acknowledges that Landlord shall have no obligation whatsoever to provide such services in the Premises. Tenant shall comply with all rules and regulations which Landlord may reasonably establish for the proper functioning and

                                                                 Initials:______
                                                                          ______
protection of the common area air conditioning, heating, elevator, electrical intrabuilding network cable and plumbing systems. Except as provided in Section 11(f) below, Landlord shall not be liable for, and there shall be no rent abatement as a result of, any stoppage, reduction or interruption of any such services caused by governmental rules, regulations or ordinances, riot, strike, labor disputes, breakdowns, accidents, necessary repairs or other cause.

         (b) Tenant will not, without the prior written consent of Landlord (which consent shall not be unreasonably withheld, delayed or conditioned), use any apparatus or device in the Premises which will in any way increase the amount of electricity or water usually furnished or supplied for use of the Premises as general office space; nor connect any apparatus, machine or device with water pipes or electric current (except through existing electrical outlets in the Premises), for the purpose of using electric current or water.

         (c) If Tenant shall require electric current in excess of that which Landlord is obligated to furnish under Article 11(a) above, Tenant shall first obtain the written consent of Landlord, which shall not be unreasonably withheld, conditioned or delayed; provided, however, that Tenant acknowledges that any additional equipment required in order to supply such excess electricity to the Premises shall be the responsibility of Tenant.

         (d) If any lights, machines or equipment (including but not limited to computers) are used by Tenant in the Premises which materially affect the temperature otherwise maintained by the air conditioning system, or generate substantially more heat in the Premises than would be generated by the building standard lights and usual office equipment, Landlord shall have the right to install any machinery and equipment which Landlord reasonably deems necessary to restore temperature balance, including but not limited to modifications to the standard air conditioning equipment, and the cost thereof, including the cost of installation and any additional cost of operation and maintenance occasioned thereby, shall be paid by Tenant to Landlord upon demand by Landlord. Except in the case of Landlord's gross negligence and willful misconduct, Landlord shall not be liable for loss of or injury to property or injury to, or interference with, Tenant's business (including, but not limited to, loss of profits), through or in connection with or incidental to failure to furnish any of the services or utilities specified in this Article 11.

         (e) If Tenant requires heating, ventilation and/or air conditioning during times other than the times provided in Article 11(a) above, Tenant shall give Landlord such advance notice as Landlord shall reasonably require and shall pay Landlord's standard charge for such after-hours use.

         (f) An "Abatement Event" shall be defined as an event that prevents Tenant from having the normal and reasonable ability to use the Premises or any portion thereof, as a result of any failure to provide services or access to the Premises, where such event is not caused by the negligence or willful misconduct of Tenant, its agents, employees or contractors. Tenant shall give Landlord notice ("Abatement Notice") of any such Abatement Event, and if such Abatement Event continues beyond the "Eligibility Period" (as that term is defined below), then the Basic Rental and Tenant's Proportionate Share of Direct Costs shall be abated entirely or reduced, as the case may be, after expiration of the Eligibility Period for such time that Tenant continues to be so prevented from having the normal and reasonable ability to use the Premises or a portion thereof, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from having the normal and reasonable ability to use bears to the total rentable area of the Premises; provided, however, in the event that Tenant is prevented from having the normal and reasonable ability to use a portion of the Premises for a period of time in excess of the Eligibility Period and the remaining portion of the Premises is not sufficient to allow Tenant to effectively conduct its business therein, then for such time after expiration of the Eligibility Period during which Tenant is so prevented from having the normal and reasonable ability to use such portion of the Premises, the Basic Rental and Tenant's Proportionate Share of Direct Costs for the entire Premises shall be abated entirely for such time as Tenant continues to be so prevented from having the normal and reasonable ability to use the Premises. The term "Eligibility Period" shall mean a period of three (3) consecutive business days after Landlord's receipt of any Abatement Notice(s). Such right to abate Basic Rental and Tenant's Proportionate Share of Direct Costs shall be Tenant's sole and exclusive remedy at law or in equity for an Abatement Event.

                                                                 Initials:______
                                                                          ______

                                  ARTICLE 12
                                  ----------

                              RIGHTS OF LANDLORD
                              ------------------

         Landlord and its agents shall have the right, upon at least twenty-four
(24) hours' prior notice (except that no notice shall be required in the case of an emergency) to enter the Premises at all reasonable times for the purpose of examining or inspecting the same, serving or posting and keeping posted thereon notices as provided by law, or which Landlord reasonably deems necessary for the protection of Landlord or the Property, showing the same to prospective tenants, lenders or purchasers of the Project, in the case of an emergency, and for making such alterations, repairs, improvements or additions to the Premises or to the Project as Landlord may reasonably deem necessary or desirable. If Tenant shall not be personally present to open and permit an entry into the Premises at any time when such an entry by Landlord is necessary or permitted hereunder, Landlord may enter by means of a master key or may enter forcibly, only in the case of an emergency, without liability to Tenant and without affecting this Lease, except that Landlord shall be responsible for any damage resulting from Landlord's negligence or willful misconduct to the extent such damage is not covered by insurance required to be carried by Tenant under this Lease or actually carried by Tenant.

                                  ARTICLE 13
                                  ----------

                INDEMNITY; EXEMPTION OF LANDLORD FROM LIABILITY
                -----------------------------------------------

         (a)   Indemnity. Tenant shall indemnify, defend and hold Landlord
               ---------
harmless from any and all claims arising from Tenant's use of the Premises or the Project including Tenant's Signage rights set forth in Article 33 or from the conduct of its business or from any activity, work or thing which may be permitted or suffered by Tenant in or about the Premises or the Project and shall further indemnify, defend and hold Landlord harmless from and against any and all claims arising from any breach or default in the performance of any obligation on Tenant's part to be performed under this Lease or arising from any negligence or willful misconduct of Tenant or any of its agents, contractors, employees or invitees, patrons, customers or members in or about the Project and from any and all costs, attorneys' fees and costs, expenses and liabilities incurred in the defense of any claim or any action or proceeding brought thereon, including negotiations in connection therewith. Tenant hereby assumes all risk of damage to property or injury to persons in or about the Premises from any cause, and Tenant hereby waives all claims in respect thereof against Landlord, excepting where the damage is attributable to the gross negligence or willful misconduct of Landlord.

         (b)   Exemption of Landlord from Liability. Landlord shall not be
               ------------------------------------
liable for injury to Tenant's business, or loss of income therefrom, or, except in connection with damage or injury resulting from the negligence or willful misconduct of Landlord, or its authorized agents (in which case Landlord shall be responsible for such damage to the extent not covered by insurance required to be carried by Tenant under this Lease or actually carried by Tenant), for damage that may be sustained by the person, goods, wares, merchandise or property of Tenant, its employees, invitees, customers, agents, or contractors, or any other person in, on or about the Premises directly or indirectly caused by or resulting from fire, steam, electricity, gas, water, or rain which may leak or flow from or into any part of the Premises, or from the breakage, leakage, obstruction or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning, light fixtures, or mechanical or electrical systems or from intrabuilding network cable, whether such damage or injury results from conditions arising upon the Premises or upon other portions of the Project or from other sources or places and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Tenant.

         Tenant acknowledges that Landlord's election to provide mechanical surveillance or to post security personnel in the Project is solely within Landlord's discretion; Landlord shall have no liability in connection with the decision whether or not to provide such services and Tenant hereby waives all claims based thereon. Landlord shall not be liable for losses due to theft, vandalism, or like causes.


                                                   Initials: ___________________
                                                             ___________________

                                  ARTICLE 14
                                  ----------

                                  INSURANCE
                                  ---------

         (a)   Tenant's Insurance. Tenant, shall at all times during the Term of
               ------------------
this Lease, and at its own cost and expense, procure and continue in force the following insurance coverage: (i) Commercial General Liability Insurance with a combined single limit for bodily injury and property damages of not less than Two Million Dollars ($2,000,000) per occurrence and Three Million Dollars ($3,000,000) in the annual aggregate, including products liability coverage if applicable, covering the insuring provisions of this Lease and the performance of Tenant of the indemnity and exemption of Landlord from liability agreements set forth in Article 13 hereof; (ii) a policy of standard fire, extended coverage and special extended coverage insurance (all risks), including a vandalism and malicious mischief endorsement, and sprinkler leakage coverage where sprinklers are provided in an amount equal to the full replacement value new without deduction for depreciation of all (A) Tenant Improvements, Alterations, fixtures and other improvements in the Premises and (B) trade fixtures, furniture, equipment and other personal property installed by or at the expense of Tenant; (iii) Worker's Compensation coverage as required by law; and (iv) business interruption, loss of income and extra expense insurance covering failure of Tenant's telecommunications equipment and covering all other perils, failures or interruptions. Tenant shall carry and maintain during the entire Lease Term (including any option periods, if applicable), at Tenant's sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this Article 14 and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant's operations therein, as may be reasonably required by Landlord, but Landlord shall only be entitled to require such increased amounts and/or other coverages if they are then generally required by owners of comparable office buildings in the Orange County, California area.


         (b)   Form of Policies. The aforementioned minimum limits of policies
               ----------------
and Tenant's procurement and maintenance thereof shall in no event limit the liability of Tenant hereunder. The Commercial General Liability Insurance policy shall name Landlord, Landlord's property manager, Landlord's lender(s) and such other persons or firms as Landlord specifies from time to time, as additional insureds with an appropriate endorsement to the policy(s). All such insurance policies carried by Tenant shall be with companies having a rating of not less than A-VIII in Best's Insurance Guide. Tenant shall furnish to Landlord, from the insurance companies, or cause the insurance companies to furnish, certificates of coverage. No such policy shall be cancelable or subject to reduction of coverage or other modification or cancellation except after thirty
(30) days prior written notice to Landlord by the insurer. All such policies shall be endorsed to agree that Tenant's policy is primary and that any insurance carried by Landlord is excess and not contributing with any Tenant insurance requirement hereunder. Tenant shall, at least twenty (20) days prior to the expiration of such policies, furnish Landlord with renewals or binders. Tenant agrees that if Tenant does not take out and maintain such insurance or furnish Landlord with renewals or binders, Landlord may (but shall not be required to) procure said insurance on Tenant's behalf and charge Tenant the cost thereof, which amount shall be payable by Tenant upon demand with interest (at the rate set forth in Section 20(e) below) from the date such sums are extended. Tenant shall have the right to provide such insurance coverage pursuant to blanket policies obtained by Tenant, provided such blanket policies expressly afford coverage to the Premises and to Tenant as required by this Lease.


         (c)   Landlord's Insurance. Landlord shall, as a cost to be included in
               --------------------
Operating Costs, procure and maintain at all times during the Term of this Lease, a policy or policies of insurance covering loss or damage to the Project in the amount of the full replacement costs without deduction for depreciation thereof (exclusive of Tenant's trade fixtures, inventory, personal property and equipment), providing protection against all perils included within the classification of fire and extended coverage, vandalism coverage and malicious mischief, sprinkler leakage, water damage, and special extended coverage on building. Additionally, Landlord may (but shall not be required to) carry: (i) Bodily Injury and Property Damage Liability Insurance and/or Excess Liability Coverage Insurance; and (ii) Earthquake and/or Flood Damage Insurance; and (iii) Rental Income Insurance at its election or if required by its lender from time to time during the Term hereof, in such amounts and with such limits as Landlord or its lender may reasonably deem appropriate. The costs of such insurance shall be included in Operating Costs.


                                                       Initials: _______________
                                                                 _______________

         (d)   Waiver of Subrogation. Landlord and Tenant each agree to have
               ---------------------
their respective insurers issuing the insurance described in Sections 14(a)(ii), 14(a)(iv) and the first sentence of Section 14(c) waive any rights of subrogation that such companies may have against the other party. Tenant hereby waives any right that Tenant may have against Landlord and Landlord hereby waives any right that Landlord may have against Tenant as a result of any loss or damage to the extent such loss or damage is insurable under such policies.


         (e)   Compliance with Law. Tenant agrees that it will not, at any time,
               -------------------
during the Term of this Lease, carry any stock of goods or do anything in or about the Premises that will in any way tend to increase the insurance rates upon the Project. Tenant agrees to pay Landlord forthwith upon demand the amount of any increase in premiums for insurance against loss by fire that may be charged during the Term of this Lease on the amount of insurance to be carried by Landlord on the Project resulting from the foregoing, or from Tenant doing any act in or about said Premises that does so increase the insurance rates, whether or not Landlord shall have consented to such act on the part of Tenant. If Tenant installs upon the Premises any electrical equipment which constitutes an overload of electrical lines of the Premises, Tenant shall at its own cost and expense in accordance with all other Lease provisions, and subject to the provisions of Article 9, 10 and 11, hereof, make whatever changes are necessary to comply with requirements of the insurance underwriters and any governmental authority having jurisdiction thereover, but nothing herein contained shall be deemed to constitute Landlord's consent to such overloading. Tenant shall, at its own expense, comply with all requirements of the insurance authority having jurisdiction over the Project necessary for the maintenance of reasonable fire and extended coverage insurance for the Premises, including without limitation thereto, the installation of fire extinguishers or an automatic dry chemical extinguishing system.


                                  ARTICLE 15
                                  ----------

                           ASSIGNMENT AND SUBLETTING
                           -------------------------

         Tenant shall have no power to, either voluntarily, involuntarily, by operation of law or otherwise, sell, assign, transfer or hypothecate this Lease, or sublet the Premises or any part thereof, or permit the Premises or any part thereof to be used or occupied by anyone other than Tenant or Tenant's employees without the prior written consent of Landlord which shall not be unreasonably withheld, delayed or conditioned. If Tenant is a corporation, unincorporated association, partnership or limited liability company, the sale, assignment, transfer or hypothecation of any class of stock or other ownership interest in such corporation, association, partnership or limited liability company in excess of fifty percent (50%) in the aggregate shall be deemed an assignment within the meaning and provisions of this Article 15. Tenant may transfer its interest pursuant to this Lease only upon the following express conditions, which conditions are agreed by Landlord and Tenant to be reasonable:

         (a) That the proposed transferee shall be subject to the prior written consent of Landlord, which consent will not be unreasonably withheld, delayed or conditioned but, without limiting the generality of the foregoing, it shall be reasonable for Landlord to deny such consent if:

               (i) The use to be made of the Premises by the proposed transferee is (a) not generally consistent with the character and nature of all other tenancies in the Project, or (b) a use which conflicts with any so-called "exclusive" then in favor of, or for any use which is the same as that stated in any percentage rent lease to, another tenant of the Project or any other buildings which are in the same complex as the Project, or (c) a use which would be prohibited by any other portion of this Lease (including but not limited to any Rules and Regulations then in effect);

               (ii) The financial responsibility of the proposed transferee is not reasonably satisfactory to Landlord;

               (iii) The proposed transferee is either a governmental agency or instrumentality thereof; or

               (iv) Either the proposed transferee or any person or entity which directly or indirectly controls, is controlled by or is under common control with the proposed transferee


                                                      Initials: ________________
                                                                ________________

(A) occupies space in the Project at the time of the request for consent, or (B) is negotiating with Landlord or has negotiated with Landlord during the six (6) month period immediately preceding the date of the proposed transfer, to lease space in the Project.

     (b) Whether or not Landlord consents to any such transfer, Tenant shall pay to Landlord reasonable attorneys' fees and out-of-pocket costs incurred in connection with the proposed transfer up to the aggregate sum of $1,500.00;

     (c) That the proposed transferee shall execute an agreement pursuant to which it shall agree to perform faithfully and be bound by all of the terms, covenants, conditions, provisions and agreements of this Lease applicable to that portion of the Premises so transferred; and

     (d) That an executed duplicate original of said assignment and assumption agreement or other transfer on a form reasonably approved by Landlord, shall be delivered to Landlord within five (5) business days after the execution thereof, and that such transfer shall not be binding upon Landlord until the delivery thereof to Landlord and the execution and delivery of Landlord's consent thereto. Landlord shall grant or deny consent to a proposed Transfer by written notice to Tenant within ten (10) business days after Landlord's receipt of an executed duplicate original of the Transfer document together with a completed lease application by the Transferee and financial information reasonably requested by Landlord. Landlord's failure to withhold its consent by written notice to Tenant within said ten (10) business day period shall be deemed to constitute Landlord's consent to such Transfer. It shall be a condition to Landlord's consent to any subleasing, assignment or other transfer of part or all of Tenant's interest in the Premises (hereinafter referred to as a "Transfer") that (i) upon Landlord's consent to any Transfer, Tenant shall pay and continue to pay fifty percent (50%) of any "Transfer Premium" (defined below), received by Tenant from the transferee; (ii) any sublessee of part or all of Tenant's interest in the Premises shall agree that in the event Landlord gives such sublessee notice that Tenant is in default under this Lease, such sublessee shall thereafter make all sublease or other payments directly to Landlord, which will be received by Landlord without any liability whether to honor the sublease or otherwise (except to credit such payments against sums due under this Lease), and any sublessee shall agree to attorn to Landlord or its successors and assigns at their request should this Lease be terminated for any reason, except that in no event shall Landlord or its successors or assigns be obligated to accept such attornment; (iii) any such Transfer and consent shall be effected on forms supplied by Landlord and/or its legal counsel; and (iv) Landlord may require that Tenant not then be in default hereunder in any respect. "Transfer Premium" shall mean all rent, additional rent or other consideration payable by a subtenant or assignee (collectively, "Transferee") in connection with a Transfer in excess of the rent and Additional Rent payable by Tenant under this Lease during the term of the Transfer and if such Transfer is less than all of the Premises, the Transfer Premium shall be calculated on a rentable square foot basis. In any event, the Transfer Premium shall be calculated after deducting the reasonable expenses incurred by Tenant for (1) any changes, alterations and improvements to the Premises paid for by Tenant in connection with the Transfer, (2) any other out-of-pocket monetary concessions provided by Tenant to the Transferee, (3) any brokerage commissions paid for by Tenant in connection with the Transfer, (4) any reasonable attorneys' fees incurred by Tenant in connection with the Transfer, and (5) any other customary and reasonable out-of-pocket expenses incurred by Tenant with the Transfer. If a sublease is structured as a "gross" sublease, the estimated cost of utilities that are included within the gross sublease rent shall be deducted in calculating the amount of the Transfer Premium, if any. "Transfer Premium" shall also include, but not be limited to, key money, bonus money or other cash consideration paid by a Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to the Transferee and any payment in excess of fair market value for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to the Transferee in connection with such Transfer. Any sale, assignment, hypothecation, transfer or subletting of this Lease which is not in compliance with the provisions of this Article 15 shall be void. In no event shall the consent by Landlord to an assignment or subletting be construed as relieving Tenant, any assignee, or sublessee from obtaining the express written consent of Landlord to any further assignment or subletting, or as releasing Tenant from any liability or obligation hereunder whether or not then accrued and Tenant shall continue to be fully liable therefor. No collection or acceptance of rent by Landlord from any person other than Tenant shall be deemed a waiver of any provision of this Article 15 or the acceptance of any assignee or subtenant hereunder, or a release of Tenant (or of any successor of

                                                      Initials: ________________
                                                                ________________

Tenant or any subtenant). Notwithstanding anything to the contrary in this Lease, if Tenant or any proposed Transferee claims that Landlord has unreasonably withheld or delayed its consent under this Article 15 or otherwise has breached or acted unreasonably under this Article 15, their sole remedies shall be a declaratory judgment and an injunction for the relief sought without any monetary damages, and Tenant hereby waives all other remedies, including, without limitation, any right at law or equity to terminate this Lease, on its own behalf and, to the extent permitted under all applicable laws, on behalf of the proposed Transferee.

         The term "Affiliate" shall mean (i) any entity that is controlled by, controls or is under common control with, Tenant or (ii) any entity that merges with, is acquired by, or acquires Tenant through the purchase of stock or assets and where the net worth of the surviving entity as of the date such transaction is not less than that of Tenant immediately prior to the transaction, calculated under generally accepted accounting principles. Notwithstanding anything to the contrary contained in this Article 15, an assignment or subletting of all or a portion of the Premises to an Affiliate of Tenant shall not be deemed a Transfer under this Article 15, provided that Tenant notifies Landlord of any such assignment or sublease and promptly supplies Landlord with any documents or information requested by Landlord regarding such assignment or sublease or such affiliate, and further provided that such assignment or sublease is not a subterfuge by Tenant to avoid its obligations under this Lease. An assignee of Tenant's entire interest in this Lease pursuant to the immediately preceding sentence may be referred to herein as an "Affiliated Assignee." "Control," as used in this Article 15, shall mean the ownership, directly or indirectly, of greater than fifty percent (50%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of greater than fifty percent (50%) of the voting interest in, an entity.

         In addition, except as provided in the immediately preceding paragraph, notwithstanding anything to the contrary contained in this Article 15, Landlord shall have the option, by giving written notice to Tenant within ten (10) business days after Landlord's receipt of a request for consent to a proposed Transfer to a third party other than an Affiliate, to terminate this Lease as to the portion of the Premises that is the subject of the Transfer. If this Lease is so terminated with respect to less than the entire Premises, the Basic Rental and Tenant's Proportionate Share shall be prorated based on the number of rentable square feet retained by Tenant as compared to the total number of rentable square feet contained in the original Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon the request of either party, the parties shall execute written confirmation of the same.

                                  ARTICLE 16
                                  ----------

                             DAMAGE OR DESTRUCTION
                             ---------------------

         If the Project is damaged by fire or other insured casualty and the insurance proceeds have been made available therefor by the holder or holders of any mortgages or deeds of trust covering the Premises or the Project, the damage shall be repaired by Landlord to the extent such insurance proceeds are available therefor and provided such repairs can, in Landlord's sole opinion, be completed within two hundred seventy (270) days after the necessity for repairs as a result of such damage becomes known to Landlord without the payment of overtime or other premiums, and until such repairs are completed rent shall be equitably abated considering the nature, extent and duration of the interruption in Tenant's ability to utilize the Premises (but there shall be no abatement of rent by reason of any portion of the Premises being unusable for a period equal to one (1) day or less). However, if the damage is due to the fault or neglect of Tenant, its employees, agents, contractors, guests, invitees and the like, there shall be no abatement of rent, unless and to the extent Landlord receives rental income insurance proceeds. Upon the occurrence of any damage to the Premises, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Section 14(a)(ii)(A) above; provided, however, that if the cost of repair of improvements within the Premises by Landlord exceeds the amount of insurance proceeds received by Landlord from Tenant's insurance carrier, as so assigned by Tenant, such excess costs shall be paid by Tenant to Landlord prior to Landlord's repair of such damage. If repairs cannot, in Landlord's reasonable opinion, be completed within two hundred seventy (270) days after the necessity for repairs as a result of such damage becomes known to Landlord without the payment of overtime or other premiums, Landlord may, at its option, either (i) make them in a reasonable time and in such

                                                      Initials: ________________
                                                                ________________
event this Lease shall continue in effect and the rent shall be abated, if at all, in the manner provided in this Article 16, or (ii) elect not to effect such repairs and instead terminate this Lease, by notifying Tenant in writing of such termination within sixty (60) days after Landlord learns of the necessity for repairs as a result of damage, such notice to include a termination date giving Tenant ninety (90) days to vacate the Premises. In addition, Landlord may elect to terminate this Lease if the Project shall be damaged by fire or other casualty or cause, whether or not the Premises are affected, and the damage is not fully covered, except for deductible amounts, by Landlord's insurance policies. Finally, if the Premises or the Project is damaged to any substantial extent during the last twelve (12) months of the Term, unless Tenant exercises (or has exercised) an Option to extend the Term in accordance with the terms of
Article 31 below (which option to extend must be exercised on or before the earlier of (A) the date which is thirty (30) days after the date of such damage or destruction, or (B) the date specified in Section 31(c)(iv) below, if the damage or destruction occurs between the date which is twelve (12) months prior to the end of the Term and the date specified in Section 31(c)(iv) below), then notwithstanding anything contained in this Article 16 to the contrary, Landlord shall have the option to terminate this Lease by giving written notice to Tenant of the exercise of such option within sixty (60) days after Landlord learns of the necessity for repairs as the result of such damage. In the event that the Premises or the Project is destroyed or damaged to any substantial extent during the last twelve (12) months of the Lease Term and if such damage shall take longer than sixty (60) days to repair and if such damage is not the result of the negligence or willful misconduct of Tenant or Tenant's employees, licensees, invitees or agents, then notwithstanding anything in this Article 16 to the contrary, Tenant shall have the option to terminate this Lease by written notice to Landlord of the exercise of such option within sixty (60) days after Tenant learns of the necessity for repairs as the result of such damage. A total destruction of the Project shall automatically terminate this Lease. Except as provided in this Article 16, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant's business or property arising from such damage or destruction or the making of any repairs, alterations or improvements in or to any portion of the Project or the Premises or in or to fixtures, appurtenances and equipment therein. Tenant understands that Landlord will not carry insurance of any kind on Tenant's furniture, furnishings, trade fixtures or equipment, and that Landlord shall not be obligated to repair any damage thereto or replace the same. Except for proceeds relating to those Alterations Tenant has the right to remove at the end of the Lease Term and those relating to Tenant's furniture, furnishings, trade fixtures and equipment, Tenant acknowledges that Tenant shall have no right to any proceeds of insurance relating to property damage. With respect to any damage which Landlord is obligated to repair or elects to repair, Tenant, as a material inducement to Landlord entering into this Lease, irrevocably waives and releases its rights under the provisions of Sections 1932 and 1933 of the California Civil Code.


                                  ARTICLE 17
                                  ----------

                                 SUBORDINATION
                                 -------------

         Landlord represents and warrants to Tenant that as of the date of this Lease, there are no ground leases, mortgages or deeds of trust encumbering Landlord's right, title or interest in or to the Project. This Lease is subject and subordinate to all ground or underlying leases, mortgages and deeds of trust which affect the property or the Project, including all renewals, modifications, consolidations, replacements and extensions thereof; provided, however, if the lessor under any such lease or the holder or holders of any such mortgage or deed of trust shall advise Landlord that they desire or require this Lease to be prior and superior thereto, upon written request of Landlord to Tenant, Tenant agrees to promptly execute, acknowledge and deliver any and all documents or instruments which Landlord or such lessor, holder or holders deem necessary or desirable for purposes thereof. Landlord shall have the right to cause this Lease to be and become and remain subject and subordinate to any and all ground or underlying leases, mortgages or deeds of trust which may hereafter be executed covering the Premises, the Project or the property or any renewals, modifications, consolidations, replacements or extensions thereof, for the full amount of all advances made or to be made thereunder and without regard to the time or character of such advances, together with interest thereon and subject to all the terms and provisions thereof; provided, however, that such subordination shall not be effective until Landlord obtains from the lender or other party in question a commercially reasonable non-disturbance agreement stating to the effect that (i) such lender or other party will not disturb Tenant's right of possession under this Lease if Tenant is not then or thereafter in breach of any

                                                      Initials: ________________
                                                                ________________
covenant or provision of this Lease beyond any applicable notice and cure periods, (ii) Tenant shall not be joined as a party defendant, except to the extent required by law, in any action or proceeding which may be instituted or taken by the ground lessor of such superior lease for the purpose of terminating such superior lease or any foreclosure action or proceeding that may be instituted or taken by the holder of any such superior mortgage or other lien,
(iii) this Lease shall automatically become a lease directly between any successor to Landlord's interest in the Project and Tenant, and (iv) Tenant's rights under this Lease shall not be materially and adversely affected in any way. Tenant agrees, within ten (10) days after Landlord's written request therefor, to execute, acknowledge and deliver upon request any and all documents or instruments requested by Landlord or necessary or proper to assure the subordination of this Lease to any such mortgages, deed of trust, or leasehold estates. Tenant agrees that in the event any proceedings are brought for the foreclosure of any mortgage or deed of trust or any deed in lieu thereof, to attorn to the purchaser or any successors thereto upon any such foreclosure sale or deed in lieu thereof as so requested to do so by such purchaser and to recognize such purchaser as the lessor under this Lease; Tenant shall, within ten (10) days after request execute such further instruments or assurances as such purchaser may reasonably deem necessary to evidence or confirm such attornment. Provided that Tenant has received the non-disturbance agreement referred to herein, Tenant agrees to provide copies of any notices of Landlord's default under this Lease to any mortgagee or deed of trust beneficiary whose address has been provided to Tenant and Tenant shall provide such mortgagee or deed of trust beneficiary a commercially reasonable time (not to exceed an additional thirty (30) days beyond the time provided to Landlord) after receipt of such notice within which to cure any such default. Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale.


                                  ARTICLE 18
                                  ----------

                                EMINENT DOMAIN
                                --------------


         If the whole of the Premises or the Project or so much thereof as to render the balance unusable by Tenant shall be taken under power of eminent domain, or is sold, transferred or conveyed in lieu thereof, this Lease shall automatically terminate as of the date of such condemnation, or as of the date possession is taken by the condemning authority, at Landlord's option; provided, however, that in no event shall Landlord be entitled to terminate this Lease in such circumstance unless Landlord terminates the leases of all other tenants whose premises are similarly situated and affected by the condemnation. No award for any partial or entire taking shall be apportioned, and Tenant hereby assigns to Landlord any award which may be made in such taking or condemnation, together with any and all rights of Tenant now or hereafter arising in or to the same or any part thereof; provided, however, that nothing contained herein shall be deemed to give Landlord any interest in or to require Tenant to assign to Landlord any award made to Tenant for the taking of personal property, Alterations trade fixtures belonging to Tenant and removable by Tenant at the expiration of the Term hereof as provided hereunder, loss of goodwill, moving expenses or for the interruption of, or damage to, Tenant's business. In the event of a partial taking described in this Article 18, or a sale, transfer or conveyance in lieu thereof, which does not result in a termination of this Lease, the rent shall be apportioned according to the ratio that the part of the Premises remaining useable by Tenant bears to the total area of the Premises. Tenant hereby waives any and all rights it might otherwise have pursuant to
Section 1265.130 of the California Code of Civil Procedure.


                                  ARTICLE 19
                                  ----------

                                    DEFAULT
                                    -------

     (a)  Default of Tenant. Each of the following acts or omissions of Tenant
          -----------------
shall constitute an "Event of Default":

          (i) Failure or refusal to pay Basic Rental, Additional Rent or any other amount to be paid by Tenant to Landlord hereunder within five (5) business calendar days after notice that the same is due or payable hereunder; said five
(5) business day period shall be in lieu


                                                      Initials: ________________
                                                                ________________
of, and not in addition to, the notice requirements of Section 1161 of the California Code of Civil Procedure or any similar or successor law;

          (ii) Except as set forth in items (i) above and (iii) through and including (vi) below, failure to perform or observe any other covenant or condition of this Lease to be performed or observed within thirty (30) days following written notice to Tenant of such failure; provided, however, if the nature of such default is such that the same cannot be reasonably cured within a thirty (30) day period, Tenant shall not be deemed to be in default if Tenant diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure said default. Such thirty (30) day notice shall be in lieu of, and not in addition to, any required under Section 1161 of the California Code of Civil Procedure or any similar or successor law;

          (iii) The taking in execution or by similar process or law (other than by eminent domain) of the estate hereby created;


          (iv) The filing by Tenant or any guarantor hereunder in any court pursuant to any statute of a petition in bankruptcy or insolvency or for reorganization or arrangement for the appointment of a receiver of all or a portion of Tenant's property; the filing against Tenant or any guarantor hereunder of any such petition, or the commencement of a proceeding for the appointment of a trustee, receiver or liquidator for Tenant, or for any guarantor hereunder, or of any of the property of either, or a proceeding by any governmental authority for the dissolution or liquidation of Tenant or any guarantor hereunder, if such proceeding shall not be dismissed or trusteeship discontinued within ninety (90) days after commencement of such proceeding or the appointment of such trustee or receiver; or the making by Tenant or any guarantor hereunder of an assignment for the benefit of creditors. Tenant hereby stipulates to the lifting of the automatic stay in effect and relief from such stay for Landlord in the event Tenant files a petition under the United States Bankruptcy laws, for the purpose of Landlord pursuing its rights and remedies against Tenant and/or a guarantor of this Lease;

          (v) Tenant's failure to cause to be released any mechanics liens filed against the Premises or the Project within twenty (20) days after the date the same shall have been filed or recorded; or


          (vi) Tenant's failure to observe or perform according to the provisions of Articles 7, 17 or 25 within ten (10) business days after notice from Landlord.


     (b)  Landlord Default. Notwithstanding anything to the contrary set forth
          ----------------
in this Lease, Landlord shall be in default in the performance of any obligation required to be performed by Landlord pursuant to this Lease if Landlord fails to perform such obligation within thirty (30) days after the receipt of notice from Tenant specifying in detail Landlord's failure to perform; provided, however, if the nature of Landlord's obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be in default under this Lease if it shall commence such performance within such thirty (30) day period and thereafter diligently pursue the same to completion. Upon any such default by Landlord under this Lease, Tenant may, except as otherwise specifically provided in this Lease to the contrary, exercise any of its rights provided at law or in equity.


                                  ARTICLE 20
                                  ----------

                                   REMEDIES
                                   --------

     (a) Upon the occurrence of an Event of Default under this Lease as provided in Article 19 hereof, Landlord may exercise all of its remedies as may be permitted by law, including but not limited to the remedy provided by Section 1951.4 of the California Civil Code, and including without limitation, terminating this Lease, reentering the Premises and removing all persons and property therefrom, which property may be stored by Landlord at a warehouse or elsewhere at the risk, expense and for the account of Tenant. If Landlord elects to terminate this Lease, Landlord shall be entitled to recover from Tenant the aggregate of all amounts permitted by law, including but not limited to (i) the worth at the time of award of the amount of any unpaid rent which had been earned at the time of such termination; plus (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves

                                                      Initials: ________________
                                                                ________________
could have been reasonably avoided; plus (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom; and (v) at Landlord's election, such other reasonable amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law. The term "rent" as used in this
Article 20(a) shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in items (i) and (ii), above, the "worth at the time of award" shall be computed by allowing interest at the rate set forth in item (e), below, but in no case greater than the maximum amount of such interest permitted by law. As used in item (iii), above, the "worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

     (b) Nothing in this Article 20 shall be deemed to affect Landlord's right to indemnification for liability or liabilities arising prior to the termination of this Lease for personal injuries or property damage under the indemnification clause or clauses contained in this Lease.

     (c) Notwithstanding anything to the contrary set forth herein, Landlord's re-entry to perform acts of maintenance or preservation of or in connection with efforts to relet the Premises or any portion thereof, or the appointment of a receiver upon Landlord's initiative to protect Landlord's interest under this Lease shall not terminate Tenant's right to possession of the Premises or any portion thereof and, until Landlord does elect to terminate this Lease, this Lease shall continue in full force and effect and Landlord may enforce all of Landlord's rights and remedies hereunder including, without limitation, the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.


     (d) Notwithstanding any contrary provisions contained in this Lease, to the extent required by law (if at all), Landlord shall use commercially reasonable efforts to mitigate Landlord's damages in an Event of Default. All rights, powers and remedies of Landlord hereunder and under any other agreement now or hereafter in force between Landlord and Tenant shall be cumulative and not alternative and shall be in addition to all rights, powers and remedies given to Landlord by law, and the exercise of one or more rights or remedies shall not impair Landlord's right to exercise any other right or remedy.

     (e) Any amount due from Tenant to Landlord hereunder which is not paid when due shall bear interest at the lower of thirteen percent (13%) per annum or the maximum lawful rate of interest from the due date until paid, unless otherwise specifically provided herein, but the payment of such interest shall not excuse or cure any default by Tenant under this Lease. In addition to such interest: (i) if Basic Rental is not paid within ten (10) days after notice that the same is due, a late charge equal to ten percent (10%) of the amount overdue or $100, whichever is greater, shall be assessed and shall accrue for each calendar month or part thereof until such rental, including the late charge, is paid in full, which late charge Tenant hereby agrees is a reasonable estimate of the damages Landlord shall suffer as a result of Tenant's late payment and (ii) an additional charge of $25 shall be assessed for any check given to Landlord by or on behalf of Tenant which is not honored by the drawee thereof; which damages include Landlord's additional administrative and other costs associated with such late payment and unsatisfied checks and the parties agree that it would be impracticable or extremely difficult to fix Landlord's actual damage in such event. Such charges for interest and late payments and unsatisfied checks are separate and cumulative and are in addition to and shall not diminish or represent a substitute for any or all of Landlord's rights or remedies under any other provision of this Lease.

                                                      Initials: ________________
                                                                ________________

                              ARTICLE 21
                              ----------

                    Transfer of Landlord's Interest
                    -------------------------------

         In the event of any transfer or termination of Landlord's interest in the Premises or the Project by sale, assignment, transfer, foreclosure, deed-in-lieu of foreclosure or otherwise whether voluntary or involuntary, Landlord shall be automatically relieved of any and all obligations and liabilities on the part of Landlord from and after the date of such transfer or termination, including furthermore without limitation, the obligation of Landlord under Article 4 and California Civil Code 1950.7 above to return the security deposit, provided said security deposit is transferred to said transferee. Subject to Tenant's rights under Article 17 above, Tenant agrees to attorn to the transferee upon any such transfer and to recognize such transferee as the lessor under this Lease and Tenant shall, within ten (10) days after request, execute such further instruments or assurances as such transferee may reasonably deem necessary to evidence or confirm such attornment.

                                  ARTICLE 22
                                  ----------

                                    BROKER
                                    ------

         In connection with this Lease, Landlord and Tenant warrant and represent that they have had dealings only with firm(s) set forth in Article 1.H. of the Basic Lease Provisions (who shall be compensated by Landlord pursuant to separate agreement) and that they know of no other person or entity who is or might be entitled to a commission, finder's fee or other like payment in connection herewith. Each party does hereby indemnify and agree to hold the other and their agents, members, partners, representatives, officers, affiliates, shareholders, employees, successors and assigns harmless from and against any and all loss, liability and expenses that the other may incur should such warranty and representation prove incorrect, inaccurate or false.

                                   ARTICLE 23
                                   ----------

                                    PARKING
                                    -------

         Tenant shall be entitled to use, commencing on the date of Tenant's occupancy of the Premises, the number of unreserved and reserved parking passes set forth in Section 1(I) of the Basic Lease Provisions, which parking passes shall pertain to the Project parking facility and which reserved parking passes shall be at a location to be mutually agreed upon by Landlord and Tenant. Tenant shall not be required to pay a fee to Landlord for such parking at any time during the Lease Term or any applicable Option Term; however, Tenant shall be responsible for the full amount of any taxes imposed by any governmental authority in connection with the renting of such parking passes by Tenant or the use of the parking facility by Tenant. Tenant's continued right to use the parking passes is conditioned upon Tenant abiding by all reasonable and non-discriminatory rules and regulations which are prescribed from time to time for the orderly operation and use of the parking facility where the parking passes are located, including any sticker or other identification system established by Landlord, Tenant's cooperation in seeing that Tenant's employees and visitors also comply with such rules and regulations, and Tenant not being in default under this Lease after expiration of applicable cure periods. Landlord specifically reserves the right to change the size, configuration, design, layout and all other aspects of the Project parking facility at any time and Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of rent under this Lease, from time to time, close-off or restrict access to the Project parking facility for purposes of permitting or facilitating any such construction, alteration or improvements. Landlord may relocate any reserved parking spaces rented by Tenant to another location in the Parking project facility. Landlord may delegate its responsibilities hereunder to a parking operator or a lessee of the parking facility in which case such parking operator or lessee shall have all the rights of control attributed hereby to the Landlord. The parking passes rented by Tenant pursuant to this Article 23 are provided to Tenant solely for use by Tenant's own personnel and such passes may not be transferred, assigned, subleased or otherwise alienated by Tenant without Landlord's prior approval. Tenant may validate visitor parking by such method or methods as the Landlord may establish, at the validation rate from time to time generally applicable to visitor parking.

                                                                Initial:________
                                                                        ________

                                  ARTICLE 24
                                  ----------

                                    WAIVER
                                    ------

         No waiver by a party of any provision of this Lease shall be deemed to be a waiver of any other provision hereof or of any subsequent breach by the other party of the same or any other provision. No provision of this Lease may be waived by a party, except by an instrument in writing executed by the waiving party. Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to render unnecessary the obtaining of Landlord's consent to or approval of any subsequent act of Tenant, whether or not similar to the act so consented to or approved. No act or thing done by Landlord or Landlord's agents during the Term of this Lease shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid unless in writing and signed by Landlord. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent. Any payment by Tenant or receipt by Landlord of an amount less than the total amount then due hereunder shall be deemed to be in partial payment only thereof and not a waiver of the balance due or an accord and satisfaction, notwithstanding any statement or endorsement to the contrary on any check or any other instrument delivered concurrently therewith or in reference thereto. Accordingly, Landlord may accept any such amount and negotiate any such check without prejudice to Landlord's right to recover all balances due and owing and to pursue its other rights against Tenant under this Lease, regardless of whether Landlord makes any notation on such instrument of payment or otherwise notifies Tenant that such acceptance or negotiation is without prejudice to Landlord's rights.

                              ARTICLE 25
                              ----------

                             ESTOPPEL CERTIFICATE
                             --------------------

         Tenant shall, at any time and from time to time, upon not less than ten
(10) days' prior written notice from Landlord, execute, acknowledge and deliver to Landlord a statement in writing certifying the following information, (but not limited to the following information in the event further information is requested by Landlord): (i) that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as modified, is in full force and effect); (ii) the dates to which the rental and other charges are paid in advance, if any; (iii) the amount of Tenant's security deposit, if any; and (iv) acknowledging that there are not, to Tenant's actual knowledge, any uncured defaults on the part of Landlord hereunder, and no events or conditions then in existence which, with the passage of time or notice or both, would constitute a default on the part of Landlord hereunder, or specifying such defaults, events or conditions, if any are claimed. It is expressly understood and agreed that any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the Real Property. Tenant's failure to deliver such statement within such time shall constitute an admission by Tenant that all statements contained therein are true and correct.

                                  ARTICLE 26
                                  ----------

                             LIABILITY OF LANDLORD
                             ---------------------


         Notwithstanding anything in this Lease to the contrary, any remedy of Tenant for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default by Landlord hereunder or any claim, cause of action or obligation, contractual, statutory or otherwise by Tenant against Landlord concerning, arising out of or relating to any matter relating to this Lease and all of the covenants and conditions or any obligations, contractual, statutory, or otherwise set forth herein, shall be limited solely and exclusively to an amount which is equal to the lesser of (i) the interest of Landlord in and to the Project, and (ii) the interest Landlord would have in the Project if the Project were encumbered by third party debt in an amount equal to eighty percent (80%) of the then current value of the Project. No other property or assets of Landlord, or any member, officer, director, shareholder, partner, trustee, agent, servant or employee of Landlord (the "Representative") shall be subject

                                                                Initial:________
                                                                        ________
to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this Lease, Landlord's obligations to Tenant, whether contractual, statutory or otherwise, the relationship of Landlord and Tenant hereunder, or Tenant's use or occupancy of the Premises. Tenant further understands that any liability, duty or obligation of Landlord to Tenant shall automatically cease and terminate as of the date that Landlord or any of Landlord's Representatives no longer have any right, title or interest in or to the Project, except for any claim that occurred prior to the transfer of Landlord's interest. Notwithstanding anything to the contrary in this Lease, except in the case of Landlord's gross negligence or willful misconduct, Landlord shall not be liable for injury or damage to, or interference with, Tenant's business, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use.

                                  ARTICLE 27
                                  ----------

                             INABILITY TO PERFORM
                             --------------------

         This Lease and the obligations of Tenant hereunder shall not be affected or impaired because Landlord is unable to fulfill any of its obligations hereunder or is delayed in doing so, if such inability or delay is caused by reason of any prevention, delay, stoppage due to strikes, lockouts, acts of God, or any other cause previously, or at such time, beyond the reasonable control or anticipation of Landlord (collectively, a "Force Majeure") and Landlord's obligations under this Lease shall be forgiven and suspended by any such Force Majeure.

                                  ARTICLE 28
                                  ----------

                                HAZARDOUS WASTE
                                ---------------

          (a) Tenant shall not cause or permit any Hazardous Material (as defined in Article 28(d) below) to be brought, kept or used in or about the Project by Tenant, its agents, employees, contractors, or invitees except for general office supplies typically used in the ordinary course of business (e.g., copier toner, liquid paper, glue, ink, and cleaning solvents). Tenant indemnifies Landlord from and against any breach by Tenant of the obligations stated in the preceding sentence, and agrees to defend and hold Landlord harmless from and against any and all claims, judgments, damages, penalties, fines, costs, liabilities, or losses (including, without limitation, diminution in value of the Project, damages for the loss or restriction or use of rentable or usable space or of any amenity of the Project, damages arising from any adverse impact or marketing of space in the Project, and sums paid in settlement of claims, attorneys' fees and costs, consultant fees, and expert fees) which arise during or after the Term of this Lease as a result of such breach. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal, or restoration work required by any federal, state, or local governmental agency or political subdivision because of Hazardous Material present in the soil or ground water on or under the Project caused by Tenant. Without limiting the foregoing, if the presence of any Hazardous Material on the Project caused or permitted by Tenant results in any contamination of the Project and subject to the provisions of Articles 9, 10 and 11, hereof, Tenant shall promptly take all actions at its sole expense as are necessary to return the Project to the condition existing prior to the introduction of any such Hazardous Material and the contractors to be used by Tenant for such work must be approved by Landlord, which approval shall not be unreasonably withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Project and so long as such actions do not materially interfere with the use and enjoyment of the Project by the other tenants thereof.

          (b) In no event shall the cost of complying with Laws relating to Hazardous Materials on the Project be included as an Operating Cost.

          (c) It shall not be unreasonable for Landlord to withhold its consent to any proposed Transfer if (i) the proposed Transferee's anticipated use of the Premises involves the generation, storage, use, treatment, or disposal of Hazardous Material; or (ii) the proposed Transferee is subject to an enforcement order issued by any governmental authority in connection with the use, disposal, or storage of a Hazardous Material and such Transferee has not fully complied with such enforcement order.

                                                                Initial:________
                                                                        ________

          (d) As used herein, the term "Hazardous Material" means any hazardous or toxic substance, material, or waste which is or becomes regulated by any local governmental authority, the State of California or the United States Government. The term "Hazardous Material" includes, without limitation, any material or substance which is (i) defined as "Hazardous Waste," "Extremely Hazardous Waste," or "Restricted Hazardous Waste" under Sections 25115, 25117 or 25122.7, or listed pursuant to Section 25140, of the California Health and Safety Code, Division 20, Chapter 6.5 (Hazardous Waste Control Law), (ii) defined as a "Hazardous Substance" under Section 25316 of the California Health and Safety Code, Division 20, Chapter 6.8 (Carpenter-Presley-Tanner Hazardous Substance Account Act), (iii) defined as a "Hazardous Material," "Hazardous Substance," or "Hazardous Waste" under Section 25501 of the California Health and Safety Code, Division 20, Chapter 6.95 (Hazardous Materials Release Response Plans and Inventory), (iv) defined as a "Hazardous Substance" under Section 25281 of the California Health and Safety Code, Division 20, Chapter 6.7 (Underground Storage of Hazardous Substances), (v) petroleum, (vi) asbestos,
(vii) listed under Article 9 or defined as Hazardous or extremely hazardous pursuant to Article 11 of Title 22 of the California Administrative Code, Division 4, Chapter 20, (viii) designated as a "Hazardous Substance" pursuant to
Section 311 of the Federal Water Pollution Control Act (33 U.S.C. ss. 1317),
(ix) defined as a "Hazardous Waste" pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901 et seq. (42 U.S.C. ss. 6903), or (x) defined as a "Hazardous Substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. 9601 et seq. (42 U.S.C. ss. 9601). (e) As used herein, the term "Laws" mean any applicable federal, state or local laws, ordinances, or regulations relating to any Hazardous Material affecting the Project, including, without limitation, the laws, ordinances, and regulations referred to in Article 28(d) above.

                              ARTICLE 29
                              ----------

                   SURRENDER OF PREMISES; REMOVAL OF PROPERTY
                   ------------------------------------------

          (a) The voluntary or other surrender of this Lease by Tenant to Landlord, or a mutual termination hereof, shall not work a merger, and shall at the option of Landlord, operate as an assignment to it of any or all subleases or subtenancies affecting the Premises.

          (b) Upon the expiration of the Term of this Lease, or upon any earlier termination of this Lease, Tenant shall quit and surrender possession of the Premises to Landlord in substantially the same condition as the Premises are now and hereafter may be improved by Landlord or Tenant, reasonable wear and tear, damages caused by casualty or condemnation resulting in termination of this Lease and repairs which are Landlord's obligation excepted, and shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, all furniture, equipment, business and trade fixtures, free-standing cabinet work, moveable partitioning, telephone and data cabling and other articles of personal property owned by Tenant or installed or placed by Tenant at its own expense in the Premises, and all similar articles of any other persons claiming under Tenant unless Landlord exercises its option to have any subleases or subtenancies assigned to it, and Tenant shall repair all damage to the Premises resulting from the installation and removal of such items to be removed.

          (c) Whenever Landlord shall reenter the Premises as provided in
Article 12 hereof, or as otherwise provided in this Lease, any property of Tenant not removed by Tenant upon the expiration of the Term of this Lease (or within forty-eight (48) hours after a termination by reason of Tenant's default), as provided in this Lease, shall be considered abandoned and Landlord may remove any or all of such items and dispose of the same in any manner or store the same in a public warehouse or elsewhere for the account and at the expense and risk of Tenant (subject to all applicable laws), and if Tenant shall fail to pay the cost of storing any such property after it has been stored for a period of ninety (90) days or more, Landlord may sell any or all of such property at public or private sale, in such manner and at such times and places as Landlord, in its sole discretion, may deem proper, without notice or to demand upon Tenant, for the payment of all or any part of such charges or the removal of any such property, and shall apply the proceeds of such sale as follows: first, to the cost and expense of such sale, including reasonable attorneys' fees for services rendered; second, to the payment of the cost of or charges for storing any such property; third, to the payment of any other sums of money which may then

                                                                Initial:________
                                                                        ________
or thereafter be due to Landlord from Tenant under any of the terms hereof; and fourth, the balance, if any, to Tenant.

          (d) All fixtures, leasehold improvements, Alterations and/or appurtenances attached to or built into the Premises prior to or during the Term, whether by Landlord or Tenant and whether at the expense of Landlord or Tenant, or of both, shall be and remain part of the Premises and shall not be removed by Tenant at the end of the Term unless otherwise expressly provided for in this Lease or unless such removal is required by Landlord or unless Landlord has otherwise consented to such removal by Tenant. Such fixtures, leasehold improvements, Alterations, additions, improvements and/or appurtenances shall include but not be limited to: all floor coverings, drapes, paneling, built-in cabinetry, molding, doors, vaults (including vault doors), plumbing systems, security systems, electrical systems, lighting systems, silencing equipment, communication systems, all fixtures and outlets for the systems mentioned above and for all telephone, radio, telegraph and television purposes, and any special flooring or ceiling installations.

                                  ARTICLE 30
                                  ----------

                                 MISCELLANEOUS
                                 -------------

          (a) Severability; Entire Agreement. Any provision of this Lease which
              ------------------------------
shall prove to be invalid, void, or illegal shall in no way affect, impair or invalidate any other provision hereof and such other provisions shall remain in full force and effect. This Lease and the Exhibits and any Addendum attached hereto constitute the entire agreement between the parties hereto with respect to the subject matter hereof, and no prior agreement or understanding pertaining to any such matter shall be effective for any purpose. No provision of this Lease may be amended or supplemented except by an agreement in writing signed by the parties hereto or their successor in interest.

          (b) Attorneys' Fees; Waiver of Jury Trial.
              -------------------------------------

               (i) In any action to enforce the terms of this Lease, including any suit by Landlord for the recovery of rent or possession of the Premises, the losing party shall pay the successful party a reasonable sum for attorneys' fees and costs in such suit and such attorneys' fees and costs shall be deemed to have accrued prior to the commencement of such action and shall be paid whether or not such action is prosecuted to judgment.

               (ii) Should Landlord, without fault on Landlord's part, be made a party to any litigation instituted by Tenant or by any third party against Tenant, or by or against any person holding under or using the Premises by license of Tenant, or for the foreclosure of any lien for labor or material furnished to or for Tenant or any such other person or otherwise arising out of or resulting from any act or transaction of Tenant or of any such other person in connection with this Lease, Tenant covenants to save and hold Landlord harmless from any judgment rendered against Landlord or the Premises or any part thereof and from all costs and expenses, including reasonable attorneys' fees and costs incurred by Landlord in connection with such litigation.

               (iii) When legal services are rendered by an attorney at law who is an employee of a party, attorneys' fees and costs incurred by that party shall be deemed to include an amount based upon the number of hours spent by such employee on such matters multiplied by an appropriate billing rate determined by taking into consideration the same factors, including but not limited by, the importance of the matter, time applied, difficulty and results, as are considered when an attorney not in the employ of a party is engaged to render such service.

               (iv) EACH PARTY HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY
IN ANY ACTION SEEKING SPECIFIC PERFORMANCE OF ANY PROVISION OF THIS LEASE, FOR DAMAGES FOR ANY BREACH UNDER THIS LEASE, OR OTHERWISE FOR ENFORCEMENT OF ANY RIGHT OR REMEDY HEREUNDER.

          (c)  Time of Essence. Each of Tenant's covenants herein is a condition
               ---------------
and time is of the essence with respect to the performance of every provision of this Lease.

                                                                Initial:________
                                                                        ________

          (d) Headings; Joint and Several. The article headings contained in
              ---------------------------
this Lease are for convenience only and do not in any way limit or amplify any term or provision hereof. The terms "Landlord" and "Tenant" as used herein shall include the plural as well as the singular, the neuter shall include the masculine and feminine genders and the obligations herein imposed upon Tenant shall be joint and several as to each of the persons, firms or corporations of which Tenant may be composed.

          (e) Reserved Area. Tenant hereby acknowledges and agrees that the
              -------------
exterior walls of the Premises and the area between the finished ceiling of the Premises and the slab of the floor of the project thereabove have not been demised hereby and the use thereof together with the right to install, maintain, use, repair and replace pipes, ducts, conduits and wires leading through, under or above the Premises in locations which will not materially interfere with Tenant's use of the Premises and serving other parts of the Project are hereby excepted and reserved unto Landlord.

          (f) NO OPTION. THE SUBMISSION OF THIS LEASE BY LANDLORD, ITS AGENT OR
              ---------
REPRESENTATIVE FOR EXAMINATION OR EXECUTION BY TENANT DOES NOT CONSTITUTE AN OPTION OR OFFER TO LEASE THE PREMISES UPON THE TERMS AND CONDITIONS CONTAINED HEREIN OR A RESERVATION OF THE PREMISES IN FAVOR OF TENANT, IT BEING INTENDED HEREBY THAT THIS LEASE SHALL ONLY BECOME EFFECTIVE UPON THE EXECUTION HEREOF BY LANDLORD AND TENANT AND DELIVERY OF A FULLY EXECUTED LEASE TO TENANT.

          (g) Use of Project Name; Improvements. Tenant shall not be allowed to
              ---------------------------------
use the name, picture or representation of the Project, or words to that effect, in connection with any business carried on in the Premises or otherwise (except as Tenant's address) without the prior written consent of Landlord. In the event that Landlord undertakes any additional improvements on the Real Property including but not limited to new construction or renovation or additions to the existing improvements, Landlord shall not be liable to Tenant for any noise, dust, vibration or interference with access to the Premises or disruption in Tenant's business caused thereby; provided, however, that Landlord shall use reasonable efforts not to interfere with Tenant's conduct of business in the Premises.

          (h) Rules and Regulations. Tenant shall observe faithfully and comply
              ---------------------
strictly with the Rules and Regulations attached to this Lease as Exhibit "B" and made a part hereof, and such other Rules and Regulations as Landlord may from time to time reasonably adopt for the safety, care and cleanliness of the Project, the facilities thereof, or the preservation of good order therein. Landlord shall not be liable to Tenant for violation of any such Rules and Regulations, or for the breach of any covenant or condition in any lease by any other tenant in the Project; provided, however, that Landlord shall not enforce the Rules and Regulations in a discriminatory manner. A waiver by Landlord of any Rule or Regulation for any other tenant shall not constitute nor be deemed a waiver of the Rule or Regulation for this Tenant.

          (i) Quiet Possession. Upon Tenant's paying the Basic Rent, Additional
              ----------------
Rent and other sums provided hereunder and observing and performing all of the covenants, conditions and provisions on Tenant's part to be observed and performed hereunder, Tenant shall have quiet possession of the Premises for the entire Term hereof, subject to all of the provisions of this Lease.

          (j) Rent. All payments required to be made hereunder to Landlord shall
              ----
be deemed to be rent, whether or not described as such.

          (k) Successors and Assigns. Subject to the provisions of Article
              ----------------------
15 hereof, all of the covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

          (l) Notices. Any notice required or permitted to be given hereunder
              -------
shall be in writing and may be given by personal service evidenced by a signed receipt or sent by registered or certified mail, return receipt requested, or via overnight courier, and shall be effective upon proof of delivery, addressed to Tenant at the Premises or to Landlord at the management office

                                                                Initial:________
                                                                        ________
for the Project, with a copy to Landlord, c/o Arden Realty, Inc., 11601 Wilshire Boulevard, Fourth Floor, Los Angeles, California 90025, Attn: Legal Department. Either party may by notice to the other specify a different address for notice purposes except that, upon Tenant's taking possession of the Premises, the Premises shall constitute Tenant's address for notice purposes. A copy of all notices to be given to Landlord hereunder shall be concurrently transmitted by Tenant to such party hereafter designated by notice from Landlord to Tenant.

          (m) Persistent Delinquencies. In the event that Tenant shall be
              ------------------------
delinquent by more than fifteen (15) days in the payment of rent on three (3) separate occasions in any twelve (12) month period, Landlord shall have the right to require Tenant to pay Rent quarterly in advance.

          (n) Right of Landlord to Perform. All covenants and agreements to be
              ----------------------------
performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any abatement of rent. If Tenant shall fail to pay any sum of money, other than rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue beyond any applicable notice and cure period set forth in this Lease, Landlord may, but shall not be obligated to, without waiving or releasing Tenant from any obligations of Tenant, make any such payment or perform any such other act on Tenant's part to be made or performed as is in this Lease provided. All sums so paid by Landlord and all reasonable incidental costs, together with interest thereon at the rate of ten percent (10%) per annum from the date of such payment by Landlord, shall be payable to Landlord on demand and Tenant covenants to pay any such sums, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the nonpayment thereof by Tenant as in the case of default by Tenant in the payment of the rent.

          (o) Access, Changes in Project, Facilities, Name.
              --------------------------------------------

              (i) Every part of the Project except the inside surfaces of all walls, windows and doors bounding the Premises (including exterior building walls, core corridor walls and doors and any core corridor entrance), and any space in or adjacent to the Premises used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other building facilities, and the use thereof, as well as access thereto through the Premises for the purposes of operation, maintenance, decoration and repair, are reserved to Landlord.

              (ii) Upon prior notice to Tenant (except that no notice shall be required in an emergency), Tenant shall permit Landlord to install, use and maintain pipes, ducts and conduits within the walls, columns and ceilings of the Premises.

              (iii) Upon prior notice to Tenant (except that no notice shall be required in an emergency), Landlord reserves the right, without incurring any liability to Tenant therefor, to make such changes in or to the Project and the fixtures and equipment thereof, as well as in or to the street entrances, halls, passages, elevators, stairways and other improvements thereof, as it may deem necessary or desirable.

              (iv) Upon prior notice to Tenant, Landlord may adopt any name for the Project and Landlord reserves the right to change the name or address of the Project at any time.

          (p) Signing Authority. If Tenant is a corporation, partnership or
              -----------------
limited liability company, each individual executing this Lease on behalf of said entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of said entity in accordance with: (i) if Tenant is a corporation, a duly adopted resolution of the Board of Directors of said corporation or in accordance with the By-laws of said corporation, (ii) if Tenant is a partnership, the terms of the partnership agreement, and (iii) if Tenant is a limited liability company, the terms of its operating agreement, and that this Lease is binding upon said entity in accordance with its terms. Concurrently with Tenant's execution of this Lease, Tenant shall provide to Landlord a copy of: (i) if Tenant is a corporation, such resolution of the Board of Directors authorizing the execution of this Lease on behalf of such corporation, which copy of resolution shall be duly certified by the secretary or an assistant secretary of the corporation to be a true copy of a resolution duly adopted by the Board of Directors of said corporation and shall be in the form of Exhibit "E" or in some other form reasonably acceptable to Landlord,
(ii) if Tenant is a partnership, a copy of the provisions of the partnership agreement granting the requisite authority to each individual executing this Lease on behalf of said partnership, and (iii)

                                                                Initial:________
                                                                        ________
if Tenant is a limited liability company, a copy of the provisions of its operating agreement granting the requisite authority to each individual executing this Lease on behalf of said limited liability company.

     (q)  Identification of Tenant.
          ------------------------

          (i) If Tenant constitutes more than one person or entity, (A) each of them shall be jointly and severally liable for the keeping, observing and performing of all of the terms, covenants, conditions and provisions of this Lease to be kept, observed and performed by Tenant, (B) the term "Tenant" as used in this Lease shall mean and include each of them jointly and severally, and (C) the act of or notice from, or notice or refund to, or the signature of, any one or more of them, with respect to the tenancy of this Lease, including, but not limited to, any renewal, extension, expiration, termination or modification of this Lease, shall be binding upon each and all of the persons or entities executing this Lease as Tenant with the same force and effect as if each and all of them had so acted or so given or received such notice or refund or so signed.

          (ii) If Tenant is a partnership (or is comprised of two or more persons, individually and as co-partners of a partnership) or if Tenant's interest in this Lease shall be assigned to a partnership (or to two or more persons, individually and as co-partners of a partnership) pursuant to Article 15 hereof (any such partnership and such persons hereinafter referred to in this Article 30(q)(ii) as "Partnership Tenant"), the following provisions of this Lease shall apply to such Partnership Tenant:

               (A) The liability of each of the parties comprising Partnership Tenant shall be joint and several.

               (B) Each of the parties comprising Partnership Tenant hereby consents in advance to, and agrees to be bound by, any written instrument which may hereafter be executed, changing, modifying or discharging this Lease, in whole or in part, or surrendering all or any part of the Premises to the Landlord, and by notices, demands, requests or other communication which may hereafter be given, by the individual or individuals authorized to execute this Lease on behalf of Partnership Tenant under Subparagraph (p) above.

               (C) Any bills, statements, notices, demands, requests or other communications given or rendered to Partnership Tenant or to any of the parties comprising Partnership Tenant shall be deemed given or rendered to Partnership Tenant and to all such parties and shall be binding upon Partnership Tenant and all such parties.

               (D) If Partnership Tenant admits new partners, all of such new partners shall, by their admission to Partnership Tenant, be deemed to have assumed performance of all of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed.

               (E) Partnership Tenant shall give prompt notice to Landlord of the admission of any such new partners, and, upon demand of Landlord, shall cause each such new partner to execute and deliver to Landlord an agreement in form reasonably satisfactory to Landlord, wherein each such new partner shall assume performance of all of the terms, covenants and conditions of this Lease on Partnership Tenant's part to be observed and performed (but neither Landlord's failure to request any such agreement nor the failure of any such new partner to execute or deliver any such agreement to Landlord shall terminate the provisions of clause (D) of this Article 30(q)(ii) or relieve any such new partner of its obligations thereunder).

          (r)  Intentionally Omitted.
               ---------------------

          (s)  Survival of Obligations. Any obligations of Tenant occurring
               -----------------------
prior to the expiration or earlier termination of this Lease shall survive such expiration or earlier termination.

          (t)  Confidentiality. Tenant acknowledges that the content of this
               ---------------
Lease and any related documents are confidential information. Tenant shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity

                                                                Initial:________
                                                                        ________
other than Tenant's financial, legal and space planning consultants and any proposed subtenants or assignees, or as otherwise required by law.

          (u) Governing Law. This Lease shall be governed by and construed in
              -------------
accordance with the laws of the State of California. No conflicts of law rules of any state or country (including, without limitation, California conflicts of law rules) shall be applied to result in the application of any substantive or procedural laws of any state or country other than California. All controversies, claims, actions or causes of action arising between the parties hereto and/or their respective successors and assigns, shall be brought, heard and adjudicated by the courts of the State of California, with venue in the County of Orange. Each of the parties hereto hereby consents to personal jurisdiction by the courts of the State of California in connection with any such controversy, claim, action or cause of action, and each of the parties hereto consents to service of process by any means authorized by California law and consent to the enforcement of any judgment so obtained in the courts of the State of California on the same terms and conditions as if such controversy, claim, action or cause of action had been originally heard and adjudicated to a final judgment in such courts. Each of the parties hereto further acknowledges that the laws and courts of California were freely and voluntarily chosen to govern this Lease and to adjudicate any claims or disputes hereunder.

          (v) Exhibits and Addendum.  The Exhibits and Addendum, if applicable,
              ---------------------
attached hereto are incorporated herein by this reference as if fully set forth herein.

                                  ARTICLE 31
                                  ----------

                               OPTIONS TO EXTEND
                               -----------------

          (a) Option Rights. Landlord hereby grants the Tenant named in this
              -------------
Lease (the "Original Tenant") two (2) option(s) ("Options") to extend the Lease Term for the entire Premises for a period of five (5) years each (each, an "Option Term"), which options shall be exercisable only by written notice delivered by Tenant to Landlord set forth below. The rights contained in this
Article 31 shall be personal to the Original Tenant and may only be exercised by the Original Tenant (and not any assignee, sublessee or other transferee of the Original Tenant's interest in this Lease) if the Original Tenant occupies the entire Premises as of the date of Tenant's Acceptance (as defined in Section 31(c) below). Tenant shall not be entitled to exercise the second (2nd) Option unless Tenant has extended the Lease Term for the first Option Term.

          (b) Option Rent. The rent payable by Tenant during the Option Term
              -----------
("Option Rent") shall be equal to ninety-five percent (95%) of the "Market Rent" (defined below), but in no event shall the Option Rent be less than Tenant is paying under this Lease on the month immediately preceding the Option Term for Monthly Basic Rental, including all escalations, Direct Costs, additional rent and other charges. "Market Rent" shall mean the applicable Monthly Basic Rental, including all escalations, Direct Costs, additional rent and other charges at which tenants, as of the time of Landlord's "Option Rent Notice" (as defined below), are entering into leases for non-sublease, non-encumbered, space comparable in size, location and quality to the Premises in renewal transactions for a term comparable to the Option Term which comparable space is located in office buildings comparable to the Project in the immediate vicinity of the Project, taking into consideration rental abatement concessions and all other concessions and also taking into consideration the value of the existing improvements in the Premises to Tenant, as compared to the value of the existing improvements in such comparable space, with such value to be based upon the age, quality and layout of the improvements and the extent to which the same could be utilized by Tenant with consideration given to the fact that the improvements existing in the Premises are specifically suitable to Tenant. In addition, the Market Rent shall take into consideration that Tenant shall be entitled to a refurbishment allowance for each Option Term in the amount of One Dollar ($1.00) per rentable square foot of the Premises, which refurbishment allowance may be used by Tenant only for costs of permanently affixed improvements within the Premises.

          (c) Exercise of Options.  The Options  shall be exercised  by Tenant
              -------------------
only in the following manner: (i) Tenant shall not be in default after expiration of applicable cure periods, and shall not have been in default after expiration of applicable cure periods under this Lease more than three (3) times, on the delivery date of the Interest Notice and Tenant's Acceptance;

                                                                Initial:________
                                                                        ________

(ii) Tenant shall deliver written notice ("Interest Notice") to Landlord not more than ten (10) months nor less than nine (9) months prior to the expiration of the initial Lease Term or first Option Term (as applicable), stating that Tenant is interested in exercising the Option, (iii) within fifteen (15) business days of Landlord's receipt of Tenant's written notice, Landlord shall deliver notice ("Option Rent Notice") to Tenant setting forth the Option Rent; and (iv) if Tenant desires to exercise such Option, Tenant shall provide Landlord written notice within five (5) business days after receipt of the Option Rent Notice ("Tenant's Acceptance") and upon, and concurrent with such exercise, Tenant may, at its option, object to the Option Rent contained in the Option Rent Notice. Tenant's failure to deliver the Interest Notice or Tenant's Acceptance on or before the dates specified above shall be deemed to constitute Tenant's election not to exercise the Option. If Tenant timely and properly exercises its Option, the initial Lease Term or first Option Term (as applicable), shall be extended for the Option Term upon all of the terms and conditions set forth in this Lease, except that the rent for the Option Term shall be as indicated in the Option Rent Notice unless Tenant, concurrently with Tenant's Acceptance, objects to the Option Rent contained in the Option Rent Notice, in which case the parties shall follow the procedure and the Option Rent shall be determined, as set forth in Section 31(d) below.

     (d)  Determination of Market Rent. If Tenant timely and appropriately
          ----------------------------
objects to the Market Rent in Tenant's Acceptance, Landlord and Tenant shall attempt to agree upon the Market Rent using their best good-faith efforts. If Landlord and Tenant fail to reach agreement within thirty (30) days following Tenant's Acceptance ("Outside Agreement Date"), then each party shall make a separate determination of the Market Rent which shall be submitted to each other and to arbitration in accordance with the following items (i) through (vii):

          (i) Landlord and Tenant shall each appoint, within ten (10) days of the Outside Agreement Date, one arbitrator who shall by profession be a current real estate broker or appraiser of comparable commercial properties in the immediate vicinity of the Project, and who has been active in such field over the last five (5) years. The determination of the arbitrators shall be limited solely to the issue of whether Landlord's or Tenant's submitted Market Rent is the closest to the actual Market Rent as determined by the arbitrators, taking into account the requirements of item (b), above (i.e., the arbitrators may only select Landlord's or Tenant's determination of Market Rent and shall not be entitled to make a compromise determination).

          (ii) The two arbitrators so appointed shall within five (5) business days of the date of the appointment of the last appointed arbitrator agree upon and appoint a third arbitrator who shall be qualified under the same criteria set forth hereinabove for qualification of the initial two arbitrators.

          (iii) The three arbitrators shall within fifteen (15) days of the appointment of the third arbitrator reach a decision as to whether the parties shall use Landlord's or Tenant's submitted Market Rent, and shall notify Landlord and Tenant thereof.

          (iv) The decision of the majority of the three arbitrators shall be binding upon Landlord and Tenant.

          (v) If either Landlord or Tenant fails to appoint an arbitrator within ten (10) days after the applicable Outside Agreement Date, the arbitrator appointed by one of them shall reach a decision, notify Landlord and Tenant thereof, and such arbitrator's decision shall be binding upon Landlord and Tenant.

          (vi) If the two arbitrators fail to agree upon and appoint a third arbitrator, or both parties fail to appoint an arbitrator, then the appointment of the third arbitrator or any arbitrator shall be dismissed and the matter to be decided shall be forthwith submitted to arbitration under the provisions of the American Arbitration Association, but subject to the instruction set forth in this item (d).

          (vii) The cost of arbitration shall be paid by Landlord and Tenant equally.

                                                                 Initials:______
                                                                          ______

                                  ARTICLE 32
                                  ----------

                            RIGHT OF FIRST REFUSAL
                            ----------------------

     Landlord hereby grants to Tenant a right of first refusal with respect to all leasable office spaces in the Project (collectively, "First Refusal Space"). Notwithstanding the foregoing (i) such first refusal right of Tenant shall commence only following the expiration or earlier termination of (A) any existing lease pertaining to the First Refusal Space, and (B) as to any First Refusal Space which is vacant as of the date of this Lease, the first lease pertaining to any portion of such First Refusal Space entered into by Landlord after the date of this Lease (collectively, the "Superior Leases"), including any renewal or extension of such existing or future lease, whether or not such renewal or extension is pursuant to an express written provision in such lease, and regardless of whether any such renewal or extension is consummated pursuant to a lease amendment or a new lease, and (ii) such first refusal right shall be subordinate and secondary to all rights of expansion, first refusal, first offer or similar rights granted to the tenants of the Superior Leases (the rights described in items (i) and (ii), above to be known collectively as "Superior Rights"). Tenant's right of first refusal shall be on the terms and conditions set forth in this Article 32.

     (a) Procedure. Landlord shall notify Tenant (the "First Refusal Notice")
         ---------
from time to time when Landlord determines that Landlord shall commence the marketing of any First Refusal Space because such space shall become available for lease to third parties, where no holder of a Superior Right desires to lease such space. The First Refusal Notice shall describe the space so offered to Tenant and shall set forth Landlord's proposed economic terms and conditions applicable to Tenant's lease of such space (collectively, the "Economic Terms"). Notwithstanding the foregoing, Landlord's obligation to deliver the First Refusal Notice shall not apply during the last nine (9) months of the initial Lease Term or first Option Term unless Tenant has delivered an Interest Notice to Landlord pursuant to Section 31(c) above nor shall Landlord be obligated to deliver the First Refusal Notice during the last eight (8) months of the initial Lease Term or first Option Term unless Tenant has timely delivered Tenant's Acceptance to Landlord pursuant to Section 31(c) above.

     (b) Procedure for Acceptance. If Tenant wishes to exercise Tenant's right
         ------------------------
of first refusal with respect to the space described in the First Refusal Notice, then within fifteen (15) days after delivery of the First Refusal Notice to Tenant, Tenant shall deliver notice to Landlord of Tenant's intention to exercise its right of first refusal with respect to the entire space described in the First Refusal Notice. If concurrently with Tenant's exercise of the first refusal right, Tenant notifies Landlord that it does not accept the Economic Terms set forth in the First Refusal Notice, Landlord and Tenant shall, for a period of twenty (20) days after Tenant's exercise, negotiate in good faith to reach agreement as to such Economic Terms. If Tenant does not so notify Landlord that it does not accept the Economic Terms set forth in the First Refusal Notice concurrently with Tenant's exercise of the first refusal right, the Economic Terms shall be as set forth in the First Refusal Notice. In addition, if Tenant does not exercise its right of first refusal within the fifteen (15) day period, or, if Tenant exercises its first refusal right but timely objects to Landlord's determination of the Economic Terms and if Landlord and Tenant are unable to reach agreement on such Economic Terms within said twenty (20) day period, then Landlord shall be free to lease the space described in the First Refusal Notice to anyone to whom Landlord desires on any terms Landlord desires and Tenant's right of first refusal shall terminate as to the First Refusal Space described in the First Refusal Notice; provided, however, that if Landlord intends to enter into a lease upon Economic Terms which are more favorable to a third (3rd) party tenant than those Economic Terms proposed by Landlord in the First Refusal Notice, Landlord shall first deliver written notice to Tenant ("Second Chance Notice") providing Tenant with the opportunity to lease the First Refusal Space on such more favorable Economic Terms. Tenant's failure to elect to lease the First Refusal Space upon such more favorable Economic Terms by written notice to Landlord within five (5) business days after Tenant's receipt of such Second Chance Notice from Landlord shall be deemed to constitute Tenant's election not to lease such space upon such more favorable Economic Terms, in which case Landlord shall be entitled to lease such space to any third (3rd) party on terms no more favorable to the third (3rd) party than those set forth in the Second Chance Notice. If Landlord does lease such First Refusal Space to a third (3rd) party tenant pursuant to the terms and conditions of this Article 32 above, Tenant shall have no further right to lease such First Refusal Space. Notwithstanding anything to

                                                                 Initials:______
                                                                          ______
the contrary contained herein, Tenant must elect to exercise its right of first refusal, if at all, with respect to all of the space offered by Landlord to Tenant at any particular time, and Tenant may not elect to lease only a portion thereof.

     (c) Lease of First Refusal Space. If Tenant timely exercises Tenant's right
         ----------------------------
to lease the First Refusal Space as set forth herein, Landlord and Tenant shall execute an amendment adding such First Refusal Space to this Lease upon the same non-economic terms and conditions as applicable to the initial Premises, and the economic terms and conditions as provided in this Article 32. Tenant shall commence payment of rent for the First Refusal Space and the Lease Term of the First Refusal Space shall commence upon the date of delivery of such space to Tenant, except to the extent that any Landlord construction obligations are included as a component of the agreed upon Economic Terms. The Lease Term for the First Refusal Space shall expire co-terminously with Tenant's lease of the initial Premises.

     (d) No Defaults. The rights contained in this Article 32 shall be personal
         -----------
to the Original Tenant, and may only be exercised by the Original Tenant (and not any other assignee, sublessee or other transferee of the Original Tenant's interest in this Lease) if Tenant occupies the entire Premises as of the date of the First Refusal Notice. Tenant shall not have the right to lease First Refusal Space as provided in this Article 32 if, as of the date of the First Refusal Notice, or, at Landlord's option, as of the scheduled date of delivery of such First Refusal Space to Tenant, Tenant is in default under this Lease after expiration of applicable cure periods or Tenant has previously been in default under this Lease after expiration of applicable cure periods more than three (3) times.

                                  ARTICLE 33
                                  ----------

                               SIGNAGE/DIRECTORY
                              -----------------

     Provided Tenant is not in default hereunder after expiration of applicable cure periods, Tenant, at Landlord's sole cost and expense, shall have the right to Project-standard lobby directory signage during the Lease Term. Further provided Tenant is not in default hereunder after expiration of applicable cure periods, Tenant shall have (a) the exclusive right, at Tenant's sole cost and expense, to install signage on the exterior of the Project at a location to be mutually agreed upon by Landlord and Tenant and (b) the non-exclusive right, at Tenant's sole cost and expense, to install a strip on the Project's "monument" sign (collectively, "Tenant's Signage"). Tenant's Signage shall be subject to Landlord's approval as to size, design, location, graphics, materials, colors and similar specifications and shall be consistent with the exterior design, materials and appearance of the Project and the Project's signage program and shall be further subject to all applicable local governmental laws, rules, regulations, codes and Tenant's receipt of all permits and other governmental approvals and any applicable covenants, conditions and restrictions. Tenant's Signage shall be personal to the Original Tenant or any Affiliate Assignee and may not be assigned to any other assignee or sublessee, or any other person or entity. Landlord has the right, but not the obligation, to oversee the installation of Tenant's Signage. In connection with any assignment of Tenant's interest under this Lease to an Affiliate Assignee, which assignment is permitted by Landlord pursuant to the provisions of Article 15 hereof, Tenant's Signage may be assigned to such Affiliate Assignee with Landlord's prior consent, which consent shall not be unreasonably withheld by Landlord so long as the name of the Affiliate Assignee is not an "Objectionable Name," as that term is defined below. Should the name of the Original Tenant change, Tenant shall be entitled to modify, at Tenant's sole cost and expense, Tenant's Signage to reflect Tenant's new name, but only if Tenant's new name is not an "Objectionable Name." The term "Objectionable Name" shall mean any name that relates (i) to an entity that is of a character or reputation, or is associated with a political orientation or faction that is materially inconsistent with the quality of the Project, or which would otherwise reasonably offend a landlord of a building comparable to the Project, taking into consideration the level and visibility of Tenant's Signage, or (ii) conflicts with any covenants in other leases of space in the Project. The cost to maintain and operate, if any, Tenant's Signage shall be paid for by Tenant, and if applicable Tenant shall be separately metered for such expense (the cost of separately metering any utility usage shall also be paid for by Tenant). Upon the expiration of the Lease Term, or other earlier termination of this Lease, Tenant shall be responsible for any and all costs associated with the removal of Tenant's Signage, including, but not limited to, the

                                                                 Initials:______
                                                                          ______
cost to repair and restore the Project and the monument to their original condition, normal wear and tear excepted.

     IN WITNESS WHEREOF, the parties have executed this Lease, consisting of the foregoing provisions and Articles, including all exhibits and other attachments referenced therein, as of the date first above written.


"LANDLORD"                               ARDEN REALTY LIMITED PARTNERSHIP,
                                         a Maryland limited partnership

                                         By:  ARDEN REALTY, INC.,
                                              a Maryland corporation
                                              Its:  Sole General Partner

                                              By:__________________________
                                                    VICTOR J. COLEMAN
                                                    Its:  President and COO

                                              By:__________________________
                                                    Its:___________________

"TENANT"                                 NEWPORT CORPORATION,
                                         a Nevada corporation

                                         By:  ________________________________
                                         Print Name:__________________________
                                                Title:________________________

                                         By:  ________________________________
                                         Print Name:__________________________
                                                Title:________________________


                                                                 Initials:______
                                                                          ______

                                  EXHIBIT "A"
                                  -----------

                                   PREMISES
                                   --------


                                    [PLAN]


[LOGO]              SUITE 100
Arden Realty, Inc   1821 E DYER RD. BLDG
                    SANTA ANA, CA 92705


                                  EXHIBIT "A"                    Initials:______
                                                                          ______

                                    [PLAN]


[LOGO]              SUITE 250 - VACANT [_]
Arden Realty, Inc   1821 E DYER RD. BLDG
                    SANTA ANA, CA 92705




                                 EXHIBIT "A"                     Initials:______
                                                                          ______

                                  EXHIBIT "B"
                                  ----------

                             RULES AND REGULATIONS
                             ---------------------

     1. No sign, advertisement or notice shall be displayed, printed or affixed on or to the Premises or to the outside or inside of the Project or so as to be visible from outside the Premises or Project without Landlord's prior written consent. Landlord shall have the right to remove any non-approved sign, advertisement or notice, without notice to and at the expense of Tenant, and Landlord shall not be liable in damages for such removal. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by Landlord or by a person selected by Landlord and in a manner and style reasonably acceptable to Landlord.

     2. Tenant shall not obtain for use on the Premises ice, waxing, cleaning, interior glass polishing, rubbish removal, towel or other similar services, or accept barbering or bootblackening, or coffee cart services, milk, soft drinks or other like services on the Premises, except from persons authorized by Landlord and at the hours and under regulations fixed by Landlord. No vending machines or machines of any description shall be installed, maintained or operated upon the Premises without Landlord's prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned.

     3. The sidewalks, halls, passages, exits, entrances, elevators and stairways shall not be obstructed by Tenant or used for any purpose other than for ingress and egress from Tenant's Premises. Under no circumstances is trash to be stored in the corridors. Notice must be given to Landlord for any large deliveries. Furniture, freight and other large or heavy articles, and all other deliveries may be brought into the Project only at times and in the manner designated by Landlord, and always at Tenant's sole responsibility and risk. All damage done to the Project by moving or maintaining such furniture, freight or articles shall be repaired by Landlord at Tenant's expense. Tenant shall not take or permit to be taken in or out of entrances or passenger elevators of the Project, any item normally taken, or which Landlord otherwise reasonably requires to be taken, in or out through service doors or on freight elevators. Tenant shall move all supplies, furniture and equipment as soon as received directly to the Premises, and shall move all waste that is at any time being taken from the Premises directly to the areas designated for disposal.

     4. Toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein.

     5. Except for normal artwork, Tenant shall not overload the floor of the Premises or mark, drive nails, screw or drill into the partitions, ceilings or floor or in any way deface the Premises. Tenant shall not place typed, handwritten or computer generated signs in the corridors or any other common areas. Should there be a need for signage additional to the Project standard tenant placard, a written request shall be made to Landlord to obtain approval prior to any installation. All costs for said signage shall be Tenant's responsibility.

     6. In no event shall Tenant place a load upon any floor of the Premises or portion of any such flooring exceeding the floor load per square foot of area for which such floor is designed to carry and which is allowed by law, or any machinery or equipment which shall cause excessive vibration to the Premises or noticeable vibration to any other part of the Project. Prior to bringing any heavy safes, vaults, large computers or similarly heavy equipment into the Project, Tenant shall inform Landlord in writing of the dimensions and weights thereof and shall obtain Landlord's consent thereto, which consent shall not be unreasonably withheld, delayed or conditioned. Such consent shall not constitute a representation or warranty by Landlord that the safe, vault or other equipment complies, with regard to distribution of weight and/or vibration, with the provisions of this Rule 6 nor relieve Tenant from responsibility for the consequences of such noncompliance, and any such safe, vault or other equipment which Landlord determines to constitute a danger of damage to the Project or a nuisance to other tenants, either alone or in combination with other heavy and/or vibrating objects and equipment, shall be promptly removed by Tenant, at Tenant's cost, upon Landlord's written notice of such determination and demand for removal thereof.

                                  EXHIBIT "B"                    Initials:______
                                                                          ______

     7. Tenant shall not use or keep in the Premises or Project any kerosene, gasoline or inflammable, explosive or combustible fluid or material, or use any method of heating or air-conditioning other than that supplied by Landlord.

     8. Tenant shall not lay linoleum, tile, carpet or other similar floor covering so that the same shall be affixed to the floor of the Premises in any manner except as approved by Landlord.

     9. Tenant shall not install or use any blinds, shades, awnings or screens in connection with any window or door of the Premises and shall not use any drape or window covering facing any exterior glass surface other than the standard drapes, blinds or other window covering established by Landlord.

     10. Tenant shall cooperate with Landlord in obtaining maximum effectiveness of the cooling system by closing window coverings when the sun's rays fall directly on windows of the Premises. Tenant shall not obstruct, alter, or in any way impair the efficient operation of Landlord's heating, ventilating and air-conditioning system. Tenant shall not tamper with or change the setting of any thermostats or control valves.

     11. The Premises shall not be used for manufacturing or for the storage of merchandise except as such storage may be incidental to the permitted use of the Premises. Tenant shall not, without Landlord's prior written consent, occupy or permit any portion of the Premises to be occupied or used for the manufacture or sale of liquor or tobacco in any form, or a barber or manicure shop, or as an employment bureau. The Premises shall not be used for lodging or sleeping or for any improper, objectionable or immoral purpose. No auction shall be conducted on the Premises.

     12. Tenant shall not make, or permit to be made, any unseemly or disturbing noises, or disturb or interfere with occupants of Project or neighboring buildings or premises or those having business with it by the use of any musical instrument, radio, phonographs or unusual noise, or in any other way.

     13. No bicycles, vehicles or animals of any kind shall be brought into or kept in or about the Premises, and no cooking shall be done or permitted by any tenant in the Premises, except that the preparation of coffee, tea, hot chocolate and similar items for tenants, their employees and visitors shall be permitted. No tenant shall cause or permit any unusual or objectionable odors to be produced in or permeate from or throughout the Premises. The foregoing notwithstanding, Tenant shall have the right to use a microwave and to heat microwavable items typically heated in an office. No hot plates, toaster ovens or similar open element cooking apparatus shall be permitted in the Premises, except toasters.

     14. The sashes, sash doors, skylights, windows and doors that reflect or admit light and air into the halls, passageways or other public places in the Project shall not be covered or obstructed by any tenant, nor shall any bottles, parcels or other articles be placed on the window sills.

     15. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any tenant, nor shall any changes be made in existing locks or the mechanisms thereof unless Landlord is first notified thereof, gives written approval, and is furnished a key therefor. Each tenant must, upon the termination of his tenancy, give to Landlord all keys and key cards of stores, offices, or toilets or toilet rooms, either furnished to, or otherwise procured by, such tenant, and in the event of the loss of any keys so furnished, such tenant shall pay Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such change. If more than two keys for one lock are desired, Landlord will provide them upon payment therefor by Tenant. Tenant shall not key or re-key any locks. All locks shall be keyed by Landlord's locksmith only.

     16. Landlord shall have the right to prohibit any advertising by any tenant which, in Landlord's reasonable opinion, tends to impair the reputation of the Project or its desirability as an office building and upon written notice from Landlord any tenant shall refrain from and discontinue such advertising.

                                  EXHIBIT"B"                     Initials:______
                                                                          ______

     17. Landlord reserves the right to control access to the Project by all persons after reasonable hours of generally recognized business days and at all hours on Sundays and legal holidays. Each tenant shall be responsible for all persons for whom it requests after hours access and shall be liable to Landlord for all acts of such persons. Landlord shall have the right from time to time to establish reasonable and non-discriminatory rules pertaining to freight elevator usage, including the allocation and reservation of such usage for tenants' initial move-in to their premises, and final departure therefrom.

     18. Any person employed by any tenant to do janitorial work shall, while in the Project and outside of the Premises, be subject to and under the control and direction of the Office of the Project or its designated representative such as security personnel (but not as an agent or servant of Landlord, and the Tenant shall be responsible for all acts of such persons).

     19. All doors opening on to public corridors shall be kept closed, except when being used for ingress and egress. Tenant shall cooperate and comply with any reasonable safety or security programs, including fire drills and air raid drills, and the appointment of "fire wardens" developed by Landlord for the Project, or required by law. Before leaving the Premises unattended, Tenant shall close and securely lock all doors or other means of entry to the Premises and shut off all lights and water faucets in the Premises.

     20. The requirements of tenants will be attended to only upon application to the Office of the Project.

     21. Canvassing, soliciting and peddling in the Project are prohibited and each tenant shall cooperate to prevent the same.

     22. All office equipment of any electrical or mechanical nature shall be placed by tenants in the Premises in settings approved by Landlord, to absorb or prevent any vibration, noise or annoyance.

     23. No air-conditioning unit or other similar apparatus shall be installed or used by any tenant without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Tenant shall pay the cost of all electricity used for air-conditioning in the Premises if such electrical consumption exceeds normal office requirements, regardless of whether additional apparatus is installed pursuant to the preceding sentence.

     24. There shall not be used in any space, or in the public halls of the Project, either by any tenant or others, any hand trucks except those equipped with rubber tires and side guards.

     25. All electrical ceiling fixtures hung in offices or spaces along the perimeter of the Project must be fluorescent and/or of a quality, type, design and bulb color reasonably approved by Landlord.

     26. Parking.

         (a) Project parking facility hours shall be 7:00 a.m. to 7:00 p.m., Monday through Friday, and closed on weekends, state and federal holidays excepted, as such hours may be revised from time to time by Landlord.

         (b) Automobiles must be parked entirely within the stall lines on the floor.

         (c) All directional signs and arrows must be observed.

         (d) The speed limit shall be 5 miles per hour.

         (e) Parking is prohibited in areas not striped for parking.

         (f) Parking cards (if applicable) or any other device or form of identification supplied by Landlord (or its operator) shall remain the property of Landlord (or its operator). Such parking identification device must be displayed as requested and may not be mutilated in any manner. The serial number of the parking identification device may not be obliterated. Devices are not transferable or assignable and any device in the possession of an unauthorized holder will be void. There will be a replacement charge to the Tenant or person designated by


                                  EXHIBIT"B"                     Initials:______
                                                                          ______

Tenant of $25.00 for loss of any parking card. If parking cards are implemented by Landlord, there shall be a security deposit of $25.00 due at issuance for each card key issued to Tenant.

          (g) Tenant may validate visitor parking by such method or methods as the Landlord may approve, at the validation rate from time to time generally applicable to visitor parking.

          (h) Landlord (and its operator) may refuse to permit any person who violates the within rules to park in the Project parking facility, and any violation of the rules shall subject the automobile to removal from the Project parking facility at the parker's expense. In either of said events, Landlord (or its operator) shall refund a prorata portion of the current monthly parking rate and the sticker or any other form of identification supplied by Landlord (or its operator) will be returned to Landlord (or its operator).

          (i) Project parking facility managers or attendants are not authorized to make or allow any exceptions to these Rules and Regulations.

          (j) All responsibility for any loss or damage to automobiles or any personal property therein is assumed by the parker.

          (k) Loss or theft of parking identification devices from automobiles must be reported to the Project parking facility manager immediately, and a lost or stolen report must be filed by the parker at that time.

          (l) The Parking facilities are for the sole purpose of parking one automobile per space. Washing, waxing, cleaning or servicing of any vehicles by the parker or his agents is prohibited.

          (m) Landlord (and its operator) reserves the right to refuse the issuance of monthly stickers or other parking identification devices to any Tenant and/or its employees who refuse to comply with the above Rules and Regulations and all City, State or Federal ordinances, laws or agreements.

          (n) Tenant agrees to acquaint all employees with these Rules and Regulations.

          (o) No vehicle shall be stored in the Project parking facility for a period of more than one (1) week.

     27. The Project is a non-smoking Project. Smoking or carrying lighted cigars or cigarettes in the Premises or the Project, including the elevators in the Project, is prohibited.


                                  EXHIBIT "B"                    Initials:______
                                                                          ______

                                  EXHIBIT "C"
                                  ----------

                          NOTICE OF LEASE TERM DATES
                       AND TENANT'S PROPORTIONATE SHARE
                       --------------------------------

TO:____________________________                DATE: __________________________
_______________________________
_______________________________


RE:  Lease dated ________________, 200_, between_______________________________
     _______________________________ ("Landlord"), and ________________________
     _______________________________ ("Tenant"), concerning Suite ________, located at __________________________________.

Ladies and Gentlemen:

     In accordance with the Lease, Landlord wishes to advise and/or confirm the following:

     1. That the Premises have been accepted herewith by the Tenant as being substantially complete in accordance with the Lease and that there is no deficiency in construction except as follows:

     2. That the Tenant has taken possession of the Premises and acknowledges that under the provisions of the Lease the Term of said Lease commenced on ___________(i.e., the Commencement Date under the Lease), the Abatement Period expired on _________, and the Expiration Date shall be _____________.

     3. That in accordance with the Lease, the Abatement Period expired on _____________ and Basic Rental commenced to accrue on the day following the date of expiration of the Abatement Period.

     4. If the date of expiration of the Abatement Period is other than the last day of the month, the first billing will contain a prorata adjustment. Each billing thereafter shall be for the full amount of the monthly installment as provided for in said Lease.

     5. Effective as of the day after the date of expiration of the Abatement Period, rent is due and payable in advance on the first day of each and every month during the Term of said Lease. Your rent checks should be made payable to ________________________ at ___________________________________________________.

     6. The exact number of rentable square feet within the Premises is __________ square feet.

     7. Tenant's Proportionate Share, as adjusted based upon the exact number of rentable square feet within the Premises is _______%.


AGREED AND ACCEPTED:

TENANT:

___________________________________,

a _________________________________

By: _______________________________
     Its: _________________________



                                 EXHIBIT ONLY
                       ***DO NOT SIGN - INITIAL ONLY***

                                  EXHIBIT "C"                   Initials:_______
                                      -1-                                _______

                                  EXHIBIT "D"
                                  ----------


                              TENANT WORK LETTER
                              ------------------

     This Tenant Work Letter shall set forth the terms and conditions relating to the renovation of the tenant improvements in the Premises. This Tenant Work Letter is essentially organized chronologically and addresses the issues of the renovation of the Premises, in sequence, as such issues will arise.

                                   SECTION 1
                                   ---------

                LANDLORD'S INITIAL CONSTRUCTION IN THE PREMISES
                -----------------------------------------------

     Landlord has constructed, at its sole cost and expense, the base, shell and core (i) of the Premises, and (ii) of the floor of the Project on which the Premises is located (collectively, the "Base, Shell and Core"). Tenant has inspected and hereby approves the condition of the Base, Shell and Core, and agrees that the Base, Shell and Core shall be delivered to Tenant in its current "as-is" condition. The improvements to be initially installed in the Premises shall be designed and constructed pursuant to this Tenant Work Letter. Any costs of initial design and construction of any improvements to the Premises shall be an "Improvement Allowance Item", as that term is defined in Section 2.2 of this Tenant Work Letter.

                                   SECTION 2
                                   ---------

                                 IMPROVEMENTS
                                 ------------

     2.1   Improvement Allowance. Tenant shall be entitled to a one-time
           ---------------------
improvement allowance (the "Improvement Allowance") in the amount of $691,040.00 for the costs relating to the initial design and construction of Tenant's improvements which are permanently affixed to the Premises (the "Improvements"). In no event shall Landlord be obligated to make disbursements pursuant to this Tenant Work Letter in a total amount which exceeds the Improvement Allowance and in no event shall Tenant be entitled to any credit for any unused portion of the Improvement Allowance not used by Tenant by December 31, 2001.

     2.2   Disbursement of the Improvement Allowance. Except as otherwise set
           -----------------------------------------
forth in this Tenant Work Letter, the Improvement Allowance shall be disbursed by Landlord (each of which disbursements shall be made pursuant to Landlord's disbursement process) for costs related to the construction of the Improvements and for the following items and costs (collectively, the "Improvement Allowance Items"): (i) payment of the fees of the "Architect" and the "Engineers," as those terms are defined in Section 3.1 of this Tenant Work Letter, and payment of the fees incurred by, and the cost of documents and materials supplied by, Landlord and Landlord's consultants in connection with the preparation and review of the "Construction Drawings," as that term is defined in Section 3.1 of this Tenant Work Letter; (ii) the cost of permits; (iii) the cost of any changes in the Base, Shell and Core required by the Construction Drawings; (iv) the cost of any changes to the Construction Drawings or Improvements required by applicable building codes (the "Code"); and (v) the "Landlord Supervision Fee", as that term is defined in Section 4.3.2 of this Tenant Work Letter. However, in no event shall more than Three and 00/100 Dollars ($3.00) per usable square foot of the Tenant Improvement Allowance be used for the items described in (i) and
(ii) above; any additional amount incurred as a result of (i) and (ii) above shall be deemed to constitute an Over-Allowance Amount.

     2.3  Standard Improvement Package. Landlord has established specifications
          ----------------------------
(the "Specifications") for the Project standard components to be used in the construction of the Improvements in the Premises (collectively, the "Standard Improvement Package"), which Specifications are available upon request. The quality of Improvements shall be equal to or of greater quality than the quality of the Specifications, provided that Landlord may, at Landlord's option, require the Improvements to comply with certain Specifications.

                                  EXHIBIT "D"                   Initials:_______
                                      -1-                                _______

                                   SECTION 3
                                   ---------

                             CONSTRUCTION DRAWINGS
                             ---------------------

     3.1  Selection of Architect/Construction Drawings. Tenant shall retain an
          --------------------------------------------
architect/space planner reasonably approved by Landlord (the "Architect ") to prepare the "Construction Drawings," as that term is defined in this Section
3.1. Tenant shall also retain the engineering consultants designated by Landlord (the "Engineers ") to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC and lifesafety work of the Tenant Improvements. The plans and drawings to be prepared by Architect and the Engineers hereunder shall be known collectively as the "Construction Drawings." All Construction Drawings shall comply with the drawing format and specifications as reasonably determined by Landlord, and shall be subject to Landlord's reasonable approval. Tenant and Architect shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the base building plans, and Tenant and Architect shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith. Landlord's review of the Construction Drawings as set forth in this Section 3, shall be for its sole purpose and shall not imply Landlord's review of the same, or obligate Landlord to review the same, for quality, design, Code compliance or other like matters. Accordingly, notwithstanding that any Construction Drawings are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord's space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Drawings.

     3.2  Final Space Plan. On or before the date set forth in Schedule 1,
          ----------------
attached hereto, Tenant and the Architect shall prepare the final space plan for Improvements in the Premises (collectively, the "Final Space Plan"), which Final Space Plan shall include a layout and designation of all offices, rooms and other partitioning, their intended use, and equipment to be contained therein, and shall deliver the Final Space Plan to Landlord for Landlord's approval.

     3.3  Final Working Drawings. On or before the date set forth in Schedule 1,
          ----------------------
Tenant, the Architect and the Engineers shall complete the architectural and engineering drawings for the Premises, and the final architectural working drawings in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits (collectively, the "Final Working Drawings") and shall submit the same to Landlord for Landlord's approval.

     3.4  Permits. The Final Working Drawings shall be approved by Landlord (the
          -------
"Approved Working Drawings") prior to the commencement of the construction of the Improvements. Tenant shall cause the Architect to immediately submit the Approved Working Drawings to the appropriate municipal authorities for all applicable building permits necessary to allow "Contractor," as that term is defined in Section 4.1, below, to commence and fully complete the construction of the Improvements (the "Permits"). No changes, modifications or alterations in the Approved Working Drawings may be made without the prior written consent of Landlord, which consent shall not be unreasonably withheld, delayed or conditioned.

     3.5  Time Deadlines. Tenant shall use its best, good faith efforts and all
          --------------
due diligence to cooperate with the Architect, the Engineers, and Landlord to complete all phases of the Construction Drawings and the permitting process and to receive the permits, and with Contractor for approval of the "Cost Proposal," as that term is defined in Section 4.2 of this Tenant Work Letter, as soon as possible after the execution of the Lease, and, in that regard, shall meet with Landlord on a scheduled basis to be determined by Landlord, to discuss Tenant's progress in connection with the same. The applicable dates for approval of items, plans and drawings as described in this Section 3, Section 4 below, and in this Tenant Work Letter are set forth and further elaborated upon in Schedule 1 (the "Time Deadlines"), attached hereto. Tenant agrees to comply with the Time Deadlines.

                                   SECTION 4
                                   ---------

                       CONSTRUCTION OF THE IMPROVEMENTS
                       --------------------------------

     4.1   Contractor. The contractor that shall construct the Improvements
           ----------
shall be a contractor selected pursuant to the following procedure. The Final Working Drawings shall be

                                  EXHIBIT "D"                   Initials:_______
                                      -2-                                _______
submitted by Landlord to two (2) general contractors: one (1) such general contractor shall be selected by Landlord and the other general contractor shall be selected by Tenant on or before the date the Final Working Drawings are approved by Landlord and Tenant and which contractor so selected by Tenant shall be subject to Landlord's reasonable approval. Each such contractor shall be invited to submit a sealed, fixed price contract bid (on such bid form as Landlord shall designate) to construct the Improvements. Each contractor shall be notified in the bid package of the time schedule for construction of the Improvements. The subcontractors utilized by the Contractor shall be subject to Landlord's reasonable approval and the bidding instructions shall provide that as to work affecting the structure of the Project and/or the systems and equipment of the Project, Landlord shall be entitled to designate the subcontractors. The bids shall be submitted promptly to Landlord and a reconciliation shall be performed by Landlord to adjust inconsistent or incorrect assumptions so that a like-kind comparison can be made and a low bidder determined. Landlord shall select the contractor who shall be the lowest bidder and who states that it will be able to meet Landlord's construction schedule. The contractor selected may be referred to herein as the "Contractor."

     4.2  Cost Proposal. After the Approved Working Drawings are signed by
          -------------
Landlord and Tenant, Landlord shall provide Tenant with a cost proposal in accordance with the Approved Working Drawings, which cost proposal shall include, as nearly as possible, the cost of all Improvement Allowance Items to be incurred by Tenant in connection with the construction of the Improvements (the "Cost Proposal"). Tenant shall approve and deliver the Cost Proposal to Landlord within five (5) business days of the receipt of the same, and upon receipt of the same by Landlord, Landlord shall be released by Tenant to purchase the items set forth in the Cost Proposal and to commence the construction relating to such items. The date by which Tenant must approve and deliver the Cost Proposal to Landlord shall be known hereafter as the "Cost Proposal Delivery Date".

     4.3 Construction of Improvements by Contractor under the Supervision of
         -------------------------------------------------------------------
         Landlord.
         --------

         4.3.1 Over-Allowance Amount. On the Cost Proposal Delivery Date, Tenant
               ---------------------
shall deliver to Landlord an amount (the "Over-Allowance Amount") equal to the difference between (i) the amount of the Cost Proposal and (ii) the amount of the Improvement Allowance (less any portion thereof already disbursed by Landlord, or in the process of being disbursed by Landlord, on or before the Cost Proposal Delivery Date). The Over-Allowance Amount shall be disbursed by Landlord prior to the disbursement of any then remaining portion of the Improvement Allowance, and such disbursement shall be pursuant to the same procedure as the Improvement Allowance. In the event that, after the Cost Proposal Delivery Date, any revisions, changes, or substitutions shall be made to the Construction Drawings or the Improvements, any additional costs which arise in connection with such revisions, changes or substitutions or any other additional costs shall be paid by Tenant to Landlord immediately upon Landlord's request as an addition to the Over-Allowance Amount.

         4.3.2 Landlord's Retention of Contractor. Landlord shall independently
               ----------------------------------
retain Contractor, on behalf of Tenant, to construct the Improvements in accordance with the Approved Working Drawings and the Cost Proposal and Landlord shall supervise the construction by Contractor, and Tenant shall pay a construction supervision and management fee (the "Landlord Supervision Fee") to Landlord in an amount equal to the product of (i) three percent (3%) and (ii) an amount equal to the Improvement Allowance.

                                   SECTION 5
                                   ---------

                        COMPLETION OF THE IMPROVEMENTS
                        ------------------------------

     5.1  Substantial Completion. For purposes of this Lease, "Substantial
          ----------------------
Completion" of the Improvements in the Premises shall occur upon the completion of construction of the Improvements in the Premises pursuant to the Approved Working Drawings, with the exception of any punch list items and any tenant fixtures, work-stations, built-in furniture, or equipment to be installed by Tenant.

     5.2  Delay of the Substantial Completion of the Premises. Except as
          ---------------------------------------------------
provided in this Section 5, the date of expiration of the Abatement Period and Tenant's obligation to pay rent for the Premises shall occur as set forth in the Lease. However, if there shall be a delay or there are delays in the Substantial Completion of the Improvements in the Premises as a result of a

                                  EXHIBIT "D"                   Initials:_______
                                      -3-                                _______

"Landlord Delay" (as that term is defined below) then, notwithstanding anything to the contrary set forth in the Lease or this Tenant Work Letter, the Abatement Period shall be extended for the number of days of Landlord Delay. The term "Landlord Delay" shall mean any delays in the Substantial Completion of the Improvements that are due to any act or omission by Landlord, its agents or contractors, including but not limited to unreasonable delays in giving authorizations or approvals required hereunder and delays due to the acts or omission of Landlord or its agents where such acts or omissions delay the Substantial Completion of the Improvements, provided that Tenant acts in a commercially reasonable manner to mitigate any such delay.

                                   SECTION 6
                                   ---------

                                 MISCELLANEOUS
                                 -------------

     6.1  Tenant's Representative. Tenant has designated Russ Hill as its sole
          -----------------------
representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Landlord, shall have full authority and responsibility to act on behalf of the Tenant as required in this Tenant Work Letter.

     6.2  Landlord's Representative. Prior to commencement of construction of
          -------------------------
Improvements, Landlord shall designate a representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Tenant Work Letter.

     6.3  Time of the Essence in This Tenant Work Letter. Unless otherwise
          ----------------------------------------------
indicated, all references herein to a "number of days" shall mean and refer to calendar days.

     6.4  Punchlist. Concurrently with Landlord's delivery of the Premises to
          ---------
Tenant, a representative of Landlord and a representative of Tenant shall perform a walk-through inspection of the Improvements in the Premises to identify any "punchlist" items (i.e., minor defects or conditions in such Improvements that do not impair Tenant's ability to utilize the Premises for the purposes permitted hereunder), which items Landlord shall repair or correct no later than thirty (30) days after the date of such walk-through (unless the nature of such repair or correction is such that more than thirty (30) days are required for completion, in which case, Landlord shall commence such repair or correction work within such thirty (30) day period and diligently prosecute the same to completion).

                                  EXHIBIT "D"                   Initials:_______
                                      -4-                                _______

                                  SCHEDULE 1
                                  ----------

                                TIME DEADLINES
                                --------------

    Dates                                          Actions to be Performed
    -----                                          -----------------------

    A.    December, 2000*                          Tenant to deliver Final Space
                                                   Plan to Landlord.

    B.    December, 2000*                          Tenant to deliver Final
                                                   Working Drawings to Landlord.

    C.    Five (5) business days after the         Tenant to approve Cost
          receipt of the Cost Proposal by Tenant.  Proposal and deliver Cost
                                                   Proposal to Landlord.

* Landlord and Tenant agree that these dates will be flexible, that as a result, Substantial Completion of the Improvements is unlikely to occur upon the date originally contemplated, but that the Abatement Period shall nevertheless expire upon the date specified in Article 2 of the Lease, subject to extension only for Landlord Delays as provided in, and subject to, Section 5.2 of the Tenant Work Letter.

                                   SCHEDULE 1                   Initials:_______
                                      -1-                                _______

                                  EXHIBIT "E"
                                  -----------

                               CERTIFIED COPY OF
                        BOARD OF DIRECTORS RESOLUTIONS
                                      OF
                              NEWPORT CORPORATION

     The undersigned, being the duly elected Corporate Secretary of Newport Corporation, a Nevada corporation ("Corporation"), hereby certifies that the following is a true, full and correct copy of the resolutions adopted by the Corporation by unanimous written consent in lieu of a special meeting of its Board of Directors, and that said resolutions have not been amended or revoked as of the date hereof.

     RESOLVED, that the Corporation, is hereby authorized to execute, deliver and fully perform that certain document entitled Standard Office Lease ("Lease") by and between the Corporation and Arden Realty Limited Partnership, a Maryland limited partnership, for the lease of space at 1821 E. Dyer Road, Santa Ana, California.

     RESOLVED FURTHER, that the Corporation is hereby authorized and directed to make, execute and deliver any and all, consents, certificates, documents, instruments, amendments, confirmations, guarantees, papers or writings as may be required in connection with or in furtherance of the Lease (collectively with the Lease, the "Documents") or any transactions described therein, and to do any and all other acts necessary or desirable to effectuate the foregoing resolution.

     RESOLVED FURTHER, that the following officers acting together:
_______________ as _____________; and ____________ as _______________ are
authorized to execute and deliver the Documents on behalf of the Corporation, together with any other documents and/or instruments evidencing or ancillary to the Documents, and in such forms and on such terms as such officer(s) shall approve, the execution thereof to be conclusive evidence of such approval and to execute and deliver on behalf of the Corporation all other documents necessary to effectuate said transaction in conformance with these resolutions.

Date:  _____________, 200_                    __________________________________
                                              __________, Corporate Secretary


                                 EXHIBIT ONLY
                       ***DO NOT SIGN - INITIAL ONLY***

                                  EXHIBIT "E"                   Initials:_______
                                      -1-                                _______

                             STANDARD OFFICE LEASE
                                BY AND BETWEEN
                       ARDEN REALTY LIMITED PARTNERSHIP,

                        a Maryland limited partnership,

                                 AS LANDLORD,

                                      AND


                             NEWPORT CORPORATION,
                             a Nevada corporation,

                                   AS TENANT



                              SUITES 100 and 225

                               1821 E. Dyer Road

                                                              Initials:_________
                                                                       _________

                               TABLE OF CONTENTS
                               -----------------

                                                                                               Page
                                                                                               ----
ARTICLE 1    BASIC LEASE PROVISIONS.........................................................      1

ARTICLE 2    TERM/PREMISES..................................................................      2

ARTICLE 3    RENTAL.........................................................................      2
    (a)      Basic Rental...................................................................      2
    (b)      Direct Costs...................................................................      3
    (c)      Definitions....................................................................      3
    (d)      Determination of Payment.......................................................      5

ARTICLE 4    INTENTIONALLY OMITTED..........................................................      7

ARTICLE 5    HOLDING OVER...................................................................      7

ARTICLE 6    PERSONAL PROPERTY TAXES........................................................      7

ARTICLE 7    USE............................................................................      7

ARTICLE 8    CONDITION OF PREMISES..........................................................      8

ARTICLE 9    REPAIRS AND ALTERATIONS........................................................      8

ARTICLE 10   LIENS..........................................................................     10

ARTICLE 11   PROJECT SERVICES...............................................................     10

ARTICLE 12   RIGHTS OF LANDLORD.............................................................     12

ARTICLE 13   INDEMNITY; EXEMPTION OF LANDLORD FROM LIABILITY................................     12
    (a)      Indemnity......................................................................     12
    (b)      Exemption of Landlord from Liability...........................................     12

ARTICLE 14   INSURANCE......................................................................     13
    (a)      Tenant's Insurance.............................................................     13
    (b)      Form of Policies...............................................................     13
    (c)      Landlord's Insurance...........................................................     13
    (d)      Waiver of Subrogation..........................................................     14
    (e)      Compliance with Law............................................................     14

ARTICLE 15   ASSIGNMENT AND SUBLETTING......................................................     14

ARTICLE 16   DAMAGE OR DESTRUCTION..........................................................     16

ARTICLE 17   SUBORDINATION..................................................................     17

ARTICLE 18   EMINENT DOMAIN.................................................................     18

ARTICLE 19   DEFAULT........................................................................     18

ARTICLE 20   REMEDIES.......................................................................     19

ARTICLE 21   TRANSFER OF LANDLORD'S INTEREST................................................     21

ARTICLE 22   BROKER.........................................................................     21

ARTICLE 23   PARKING........................................................................     21

ARTICLE 24   WAIVER.........................................................................     22

                                                              Initials:_________
                                     (ii)                              _________

                                                                                               Page
                                                                                               ----
ARTICLE 25   ESTOPPEL CERTIFICATE...........................................................     22

ARTICLE 26   LIABILITY OF LANDLORD..........................................................     22

ARTICLE 27   INABILITY TO PERFORM...........................................................     23

ARTICLE 28   HAZARDOUS WASTE................................................................     23

ARTICLE 29   SURRENDER OF PREMISES; REMOVAL OF PROPERTY.....................................     24

ARTICLE 30   MISCELLANEOUS..................................................................     25
    (a)      Severability; Entire Agreement.................................................     25
    (b)      Attorneys' Fees; Waiver of Jury Trial..........................................     25
    (c)      Time of Essence................................................................     25
    (d)      Headings; Joint and Several....................................................     26
    (e)      Reserved Area..................................................................     26
    (f)      NO OPTION......................................................................     26
    (g)      Use of Project Name; Improvements..............................................     26
    (h)      Rules and Regulations..........................................................     26
    (i)      Quiet Possession...............................................................     26
    (j)      Rent...........................................................................     26
    (k)      Successors and Assigns.........................................................     26
    (l)      Notices........................................................................     26
    (m)      Persistent Delinquencies.......................................................     27
    (n)      Right of Landlord to Perform...................................................     27
    (o)      Access, Changes in Project, Facilities, Name...................................     27
    (p)      Signing Authority..............................................................     27
    (q)      Identification of Tenant.......................................................     28
    (r)      Intentionally Omitted..........................................................     28
    (s)      Survival of Obligations........................................................     28
    (t)      Confidentiality................................................................     28
    (u)      Governing Law..................................................................     29
    (v)      Exhibits and Addendum..........................................................     29

ARTICLE 31   OPTIONS TO EXTEND..............................................................     29
    (a)      Option Rights..................................................................     29
    (b)      Option Rent....................................................................     29
    (c)      Exercise of Options............................................................     29
    (d)      Determination of Market Rent...................................................     30

ARTICLE 32   RIGHT OF FIRST REFUSAL.........................................................     31
    (a)      Procedure......................................................................     31
    (b)      Procedure for Acceptance.......................................................     31
    (c)      Lease of First Refusal Space...................................................     32
    (d)      No Defaults....................................................................     32

ARTICLE 33   SIGNAGE/DIRECTORY..............................................................     32

    Exhibit "A"   Premises
    Exhibit "B"   Rules and Regulations
    Exhibit "C"   Notice of Lease Term Dates and Tenant's Proportionate Share
    Exhibit "D"   Tenant Work Letter
    Exhibit "E"   Form of Resolutions

                                                              Initials:_________
                                                                       _________
                                     (iii)

                                     INDEX
                                     -----

                                                                       Page(s)
                                                                       -------

Abatement Event..............................................................11
Abatement Notice.............................................................11
Abatement Period..............................................................2
ADA...........................................................................4
Additional Rent...............................................................3
Affiliate....................................................................16
Affiliated Assignee..........................................................16
Alterations...................................................................9
Approved Working Drawings.............................................Exhibit D
Architect.............................................................Exhibit D
Base, Shell and Core..................................................Exhibit D
Basic Rental..................................................................1
Brokers.......................................................................1
Code..................................................................Exhibit D
Commencement Date.............................................................1
Construction Drawings.................................................Exhibit D
Contractor............................................................Exhibit D
Control......................................................................16
Cosmetic Alterations..........................................................9
Cost Proposal.........................................................Exhibit D
Cost Proposal Delivery Date...........................................Exhibit D
Direct Costs..................................................................3
Economic Terms...............................................................31
Eligibility Period...........................................................11
Engineers.............................................................Exhibit D
Estimate......................................................................5
Estimate Statement............................................................5
Estimated Direct Costs........................................................5
Event of Default.............................................................18
Expiration Date...............................................................1
Final Space Plan......................................................Exhibit D
Final Working Drawings................................................Exhibit D
First Month's Rent............................................................2
First Refusal Notice.........................................................31
First Refusal Space..........................................................30
Force Majeure................................................................23
Hazardous Material...........................................................23
Improvement Allowance.................................................Exhibit D
Improvement Allowance Items...........................................Exhibit D
Improvements..........................................................Exhibit D
Interest Notice..............................................................29
Landlord......................................................................1
Landlord Delay........................................................Exhibit D
Landlord Supervision Fee..............................................Exhibit D
Laws.........................................................................24
Lease.........................................................................1
Lease Year....................................................................2
Market Rent..................................................................29
Objectionable Name...........................................................32
Operating Costs...............................................................3
Option Rent..................................................................29
Option Rent Notice...........................................................29
Option Term..................................................................29
Options......................................................................29
Original Tenant..............................................................29
Outside Agreement Date.......................................................30
Over-Allowance Amount.................................................Exhibit D
Parking Passes................................................................2
Partnership Tenant...........................................................28

                                                              Initials:_________
                                     (iv)                              _________

                                                                       Page(s)
                                                                       -------

Permits...............................................................Exhibit D
Permitted Use.................................................................1
Premises......................................................................1
Project.......................................................................1
Real Property.................................................................3
Representative...............................................................22
Review Period.................................................................6
Second Chance Notice.........................................................31
Security Deposit..............................................................1
Specifications........................................................Exhibit D
Square Footage................................................................1
Standard Improvement Package..........................................Exhibit D
Statement.....................................................................5
Substantial Completion................................................Exhibit D
Superior Leases..............................................................30
Superior Rights..............................................................30
Tax Costs.....................................................................3
Tenant........................................................................1
Tenant Improvements...........................................................8
Tenant's Acceptance..........................................................29
Tenant's Signage.............................................................32
Tenant's Proportionate Share..................................................1
Term..........................................................................1
Time Deadlines........................................................Exhibit D
Transfer.....................................................................15
Transfer Premium.............................................................15
Transferee...................................................................15

                                                              Initials:_________
                                      (v)                              _________